As filed with the Securities and Exchange Commission on June 30, 2014
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6796 (Primary Standard Industrial Classification Code Number)	77-0369576 (I.R.S. Employer Identification Number)

925 East Meadow Drive,
Palo Alto, California 94303
(650) 494-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	6796 (Primary Standard Industrial Classification Code Number)	77-0369576 (I.R.S. Employer Identification Number)

925 East Meadow Drive,
Palo Alto, California 94303
(650) 494-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Schall
Chief Executive Officer and President
925 East Meadow Drive,
Palo Alto, California 94303
(650) 494-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to: James P.C. Barri, Esq. Eryn L. Mathews, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 Tel: (617) 570-1000 Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Essex Property Trust, Inc. :	Large-accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Essex Portfolio, L.P.:	Large-accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.500% Senior Notes due 2017	$274,188,000	(2)	100%	$274,188,000	$35,316
Guarantees of 5.500% Senior Notes due 2017	—		—	—		(3)
5.200% Senior Notes due 2021	$282,577,000	(4)	100%	$282,577,000	$36,396
Guarantees of 5.200% Senior Notes due 2021	—		—	—		(5)
3.375% Senior Notes due 2023	$290,962,000	(6)	100%	$290,962,000	$37,476
Guarantees of 3.375% Senior Notes due 2023	—		—	—		(7)
3.875% Senior Notes due 2024	$400,000,000	(8)	100%	$400,000,000	$51,520
Guarantees of 3.875% Senior Notes due 2024	—		—	—		(9)
Total	$1,243,167,000			$1,243,167,000	$160,708

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	Represents the aggregate principal amount of the 5.500% Senior Notes due 2017 issued by Essex Portfolio, L.P.
(3)
Essex Property Trust, Inc. will guarantee the obligations of Essex Portfolio, L.P. under the 5.500% Senior Notes due 2017. Pursuant to Rule 457(n) under the Securities Act; no additional registration fee is payable with respect to note guarantees.

(4)	Represents the aggregate principal amount of the 5.200% Senior Notes due 2021 issued by Essex Portfolio, L.P.
(5)
Essex Property Trust, Inc. will guarantee the obligations of Essex Portfolio, L.P. under the 5.200% Senior Notes due 2021. Pursuant to Rule 457(n) under the Securities Act; no additional registration fee is payable with respect to note guarantees.

(6)	Represents the aggregate principal amount of the 3.375% Senior Notes due 2023 issued by Essex Portfolio, L.P.
(7)
Essex Property Trust, Inc. will guarantee the obligations of Essex Portfolio, L.P. under the 3.375% Senior Notes due 2023. Pursuant to Rule 457(n) under the Securities Act; no additional registration fee is payable with respect to note guarantees.

(8)	Represents the aggregate principal amount of the 3.875% Senior Notes due 2024 issued by Essex Portfolio, L.P.
(9)
Essex Property Trust, Inc. will guarantee the obligations of Essex Portfolio, L.P. under the 3.875% Senior Notes due 2024. Pursuant to Rule 457(n) under the Securities Act; no additional registration fee is payable with respect to note guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 30, 2014

PROSPECTUS

ESSEX PORTFOLIO, L.P.

OFFER TO EXCHANGE

Up to $274,188,000 Principal Amount Outstanding
of 5.500% Senior Notes due 2017,
Up to $282,577,000 Principal Amount Outstanding
of 5.200% Senior Notes due 2021,
Up to $290,962,000 Principal Amount Outstanding
of 3.375% Senior Notes due 2023 and
Up to $400,000,000 Principal Amount Outstanding
of 3.875% Senior Notes due 2024
That Have Not Been Registered Under
The Securities Act of 1933
For
Up to $274,188,000 Principal Amount Outstanding
of 5.500% Senior Notes due 2017,
Up to $282,577,000 Principal Amount Outstanding
of 5.200% Senior Notes due 2021,
Up to $290,962,000 Principal Amount Outstanding
of 3.375% Senior Notes due 2023 and
Up to $400,000,000 Principal Amount Outstanding
of 3.875% Senior Notes due 2024
That Have Been Registered Under
The Securities Act of 1933

Terms of the New Notes Offered in the Exchange Offers

●
The terms of the new 5.500% Senior Notes due 2017 (the “New 2017 Notes”) are substantially identical to the terms of the original 5.500% Senior Notes due 2017 that were issued on April 4, 2014 (the “Original 2017 Notes”), except that the New 2017 Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain transfer restrictions, registration rights or provisions for additional interest.

●
The terms of the new 5.200% Senior Notes due 2021 (the “New 2021 Notes”) are substantially identical to the terms of the original 5.200% Senior Notes due 2021 that were issued on April 4, 2014 (the “Original 2021 Notes”), except that the New 2021 Notes will be registered under the Securities Act and will not contain transfer restrictions, registration rights or provisions for additional interest.

●
The terms of the new 3.375% Senior Notes due 2023 (the “New 2023 Notes”) are substantially identical to the terms of the original 3.375% Senior Notes due 2023 that were issued on April 4, 2014 May 23, 2014 and June 9, 2014, respectively (the “Original 2023 Notes”), except that the New 2023 Notes will be registered under the Securities Act and will not contain transfer restrictions, registration rights or provisions for additional interest.

●
The terms of the new 3.875% Senior Notes due 2024 (the “New 2024 Notes” and, together with the New 2017 Notes, the New 2021 Notes and the New 2023 Notes, the “New Notes”) are substantially identical to the terms of the original 3.875% Senior Notes due 2024 that were issued on April 15, 2014 (the “Original 2024 Notes” and, together with the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, the “Original Notes”), except that the New 2024 Notes will be registered under the Securities Act and will not contain transfer restrictions, registration rights or provisions for additional interest.

●
The Original Notes are, and the New Notes will be, guaranteed by Essex Property Trust, Inc., a Maryland corporation, our sole general partner, which has no material assets other than its investment in us.

In this prospectus, we refer to the offer to exchange the Original 2017 Notes for New 2017 Notes as the “2017 Exchange Offer,” the offer to exchange the Original 2021 Notes for New 2021 Notes as the “2021 Exchange Offer,” the offer to exchange the Original 2023 Notes for New 2023 Notes as the “2023 Exchange Offer” and the offer to exchange the Original 2024 Notes for New 2024 Notes as the “2024 Exchange Offer” and, together with the 2017 Exchange Offer, 2021 Exchange Offer and 2023 Exchange Offer, the “Exchange Offers.”

Terms of the Exchange Offers

●	The Exchange Offers expire at 5:00 p.m., New York City time, on , 2014, unless extended.

●
We will exchange all outstanding Original Notes that are validly tendered and not validly withdrawn prior to the expiration date of the Exchange Offers for an equal principal amount of the related New Notes.

●	The Exchange Offers are not subject to any conditions other than that they not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission (“SEC”).

●	You may withdraw tenders of outstanding Original Notes at any time prior to the expiration of the Exchange Offers.

●	We believe that the exchange of Original Notes for New Notes will not be a taxable event for U.S. federal income tax purposes.

●	We will not receive any proceeds from the Exchange Offers.

●	You may tender outstanding Original Notes only in minimum denominations of $2,000 in principal amount and any integral multiple in excess thereof.

●	Our affiliates may not participate in the Exchange Offers.

●	Broker-dealers who receive New Notes pursuant to the Exchange Offers acknowledge that they will deliver a prospectus in connection with any resale of such New Notes.

●
Broker-dealers who acquired the Original Notes as a result of market-making or other trading activities may use the prospectus for the Exchange Offers, as supplemented or amended, in connection with resales of the New Notes.

●	No public market exists for the Original Notes and we do not intend to list the New Notes on any securities exchange and, therefore, no active public market is anticipated for the New Notes.

Please refer to “Risk Factors” beginning on page 15 of this prospectus for a description of the risks you should consider when evaluating an investment in any of these securities.

We are not making the Exchange Offers in any state or other jurisdiction where they are not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2014

This prospectus is part of a registration statement we filed with the SEC. In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, as well as information that we have previously filed with the SEC and incorporated herein by reference, is accurate only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus, and such information is available without charge to holders of the Original Notes upon written or oral request to Investor Relations, Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303 (telephone: (650) 494-3700). In order to obtain timely delivery, holders of Original Notes must request the information no later than five business days prior to the expiration of the Exchange Offers contemplated by this prospectus, or                  , 2014. See “Where You Can Find More Information.”

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for outstanding Original Notes where such outstanding Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale, subject to certain limitations. See “Plan of Distribution.”

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, hope, project, believe or anticipate will or may occur in the future and strategies regarding the future are forward-looking statements. Such statements are characterized by terminology such as “anticipates,” “expects,” “believes,” “will,” “could,” “pro forma,” “projects,” “plans” and similar expressions or the negative of those terms or other comparable terminology. These forward-looking statements, which include statements about our expectations, objectives, anticipations, intentions and strategies regarding the future, expected operating results, revenues and earnings, reflect only management’s current expectations and are not guarantees of future performance and are subject to risks and uncertainties, including those risks described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein (such as our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other reports that we file with the SEC from time to time in the future), that could cause actual results to differ materially from the results contemplated by the forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	adverse economic or real estate developments in our target markets;

●	our inability to refinance maturing indebtedness; our failure to obtain necessary outside financing on favorable terms or at all;

●	general economic conditions, including downturns in the national and local economies; volatility in financial and securities markets;

●	our inability to recognize the benefits of Essex’s merger with BRE, such as potential synergies and cost savings, or the failure of the combined company to achieve its plans and objectives generally;

●	our inability to compete effectively;

●	increased interest rates and operating costs;

●
our inability to successfully complete real estate acquisitions, redevelopments, developments and dispositions, including that the actual completion of development and redevelopment projects will be subject to delays, that the stabilization dates of such projects will be delayed, that the total projected costs of current development and redevelopment projects will exceed expectations, that such development and redevelopment projects will not be completed, that development and redevelopment projects and acquisitions will fail to meet expectations;

●	risks and uncertainties affecting property development, redevelopment and construction;

●	the potential inaccuracy of our estimates of future income from acquired properties;

●	our failure to successfully operate acquired properties;

●
Essex Property Trust, Inc.’s failure to maintain its status as a REIT, including the risk that future cash flows will be insufficient to provide for dividend payments in accordance with REIT requirements;

●	our inability to maintain our investment grade credit rating with the rating agencies;

●	government approvals, actions and initiatives, including the need for compliance with environmental requirements; and

ii

●	changes in real estate and other laws and increases in real property tax rates.

All forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the document incorporated by reference herein, as the case may be, based on information available to us as of the date of this prospectus or the document incorporated by reference herein, as the case may be, and we assume no obligation to update any forward-looking statement or statements.

iii

PROSPECTUS SUMMARY

          You should read the following summary together with the more detailed information regarding our company and the financial statements and related notes appearing elsewhere in this prospectus or incorporated by reference in this prospectus, including under the caption “Risk Factors.” This prospectus includes combined disclosure for Essex Property Trust, Inc., a Maryland corporation, and Essex Portfolio, L.P., a California limited partnership of which Essex Property Trust, Inc. is the sole general partner. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Essex,” “we,” “us,” “our,” “Guarantor,” “our company” or “the Company” refer to Essex Property Trust, Inc. together with its consolidated subsidiaries, including Essex Portfolio, L.P. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “EPLP,” “Issuer,” “our operating partnership” or “the operating partnership” refer to Essex Portfolio, L.P. together with its consolidated subsidiaries.

EPLP and Essex

          Essex is a Maryland corporation that operates as a self-administered and self-managed real estate investment trust (“REIT”). The Company owns all of its interest in its real estate investments directly or indirectly through EPLP.  Essex is the sole general partner of EPLP and, excluding 8.6 million Operating Partnership units issued on March 31, 2014 and retried on April 1, 2014, held a 94.5% general partnership interest as of March 31, 2014.

          Essex has elected to be treated as a REIT for federal income tax purposes, commencing with the year ended December 31, 1994 as Essex completed an initial public offering on June 13, 1994. In order to maintain compliance with REIT tax rules, Essex utilizes taxable REIT subsidiaries for various revenue generating or investment activities.

          Essex is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly apartment communities. As of March 31, 2014, Essex owned or held an interest in 176 communities, aggregating 37,569 apartment units, as well as four commercial buildings (totaling approximately 323,600 square feet), and thirteen active development projects with 2,392 units in various stages of development (collectively, the “Portfolio”).

On April 1, 2014, Essex completed its merger with BRE. See “Recent Developments” in this prospectus summary.

          Essex’s principal offices are located at 925 East Meadow Drive, Palo Alto, California, 94303. Our telephone number at that location is (650) 494-3700. We have regional offices in Woodland Hills, California; Irvine, California; San Diego, California and Bellevue, Washington. Our website is located at http://www.essexpropertytrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that either Essex or the EPLP files with or furnishes to the SEC.

Recent Developments

Merger with BRE

          On April 1, 2014, Essex completed its merger with BRE. In connection with the closing of the merger, (1) BRE merged into a wholly owned subsidiary of Essex, and (2) each outstanding share of BRE common stock was converted into (i) 0.2971 shares (the “Stock Consideration”) of Essex common stock, and (ii) $7.18 in cash, (the “Cash Consideration”) plus cash in lieu of fractional shares for total consideration of approximately $4.3 billion. The Cash Consideration was adjusted as a result of the authorization and declaration of a special distribution to the stockholders of BRE of $5.15 per share of BRE common stock payable to BRE stockholders of record as of the close of business on March 31, 2014 (the “Special Dividend”). The Special Dividend was payable as a result of the closing of the sale of certain interests in assets of BRE to certain parties designated by Essex, which closed on March 31, 2014 (the “Asset Sale”). Pursuant to the terms of the merger agreement, the amounts payable as a Special Dividend reduced the Cash Consideration of $12.33 payable by Essex in the merger to $7.18 per share of BRE common stock.

          Essex issued approximately 23.1 million shares of Essex common stock as Stock Consideration in the merger. For purchase accounting, the value of the common stock issued by Essex upon the consummation of the merger was determined based on the closing price of BRE’s common stock on the closing date of the merger. As a result of Essex being admitted to the S&P 500 on the same date as the closing of the merger, Essex’s common stock price experienced significantly higher than usual trading volume and the closing price of $174.00 per share was significantly higher than its volume-weighted average trading price for the days before and after April 1, 2014. BRE’s common stock did not experience the same proportionate increase in common stock price leading up to April 1, 2014. As a result, given that a substantial component of the purchase price was an exchange of equity instruments, Essex used the closing price of BRE’s common stock on April 1, 2014 of $61.00 per share, less the Special Dividend, as the fair value of the Stock Consideration. The net assets and results of operations of BRE has been included in Essex’s condensed consolidated financial statements since April 1, 2014.

          In accordance with the merger agreement, on March 5, 2014 Essex, through EPLP, commenced an offer to exchange (the “BRE Exchange Offer”) $900.0 million aggregate principal amount of BRE’s 5.500% senior notes due 2017, 5.200% senior notes due 2021 and 3.375% senior notes due 2023 (the “BRE Notes”). Pursuant to the terms of the BRE Exchange Offer, on April 4, 2014, $843.2 million aggregate principal amount of BRE Notes were exchanged for the Original Notes. The remaining $56.8 million aggregate principal amount of BRE Notes which were not exchanged pursuant to the BRE Exchange Offer are obligations of BEX Portfolio, LLC, a subsidiary of EPLP. Since the closing of the BRE Exchange Offer, we issued $4.6 million aggregate principal amount of Original 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC. Also, in connection with the merger, Essex assumed $711.3 million of secured debt with remaining loan terms ranging from one to six years and a weighted average interest rate of 5.6%.

          On March 31, 2014, BRE formed three new joint ventures with two separate third-party institutional joint venture partners and contributed 17 BRE properties with an aggregate estimated value of approximately $888 million to the joint ventures. As a result of the contribution of the properties to the joint ventures and the merger, the Issuer and its subsidiaries now hold a 50% interest in each of the joint ventures. Additionally, BRE received proceeds from approximately $475 million in mortgage financings of the properties contributed to the joint ventures. As a result of the closing of these joint ventures, BRE authorized the payment of the Special Dividend described above.

Notes Offering

          On April 15, 2014, EPLP entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), whereby EPLP issued and sold to the Initial Purchasers $400.0 million aggregate principal amount of the Original 2024 Notes. EPLP offered and sold the Original 2024 Notes to the Initial Purchasers in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act. The Initial Purchasers then sold the Original 2024 Notes to qualified institutional buyers pursuant to exemptions from registration provided by Rule 144A and Regulation S under the Securities Act. The issuance and sale of the Original 2024 Notes by EPLP to the Initial Purchasers was completed on April 15, 2014, with net proceeds to EPLP from the issuance of approximately $394.0 million, after deducting the Initial Purchasers’ discounts and offering expenses. EPLP used the net proceeds to repay outstanding indebtedness under our $1.0 billion unsecured line of credit and under our $25.0 million unsecured working capital line of credit.

The 2017, 2021 and 2023 Exchange Offers

          On April 4, 2014, we completed private exchange offers pursuant to which the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes were issued. On May 23, 2014 and June 9, 2014 we completed subsequent private exchange pursuant to which a deletion Original 2023 Notes were issued. Essex and  EPLP entered into registration rights agreements with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as dealer managers for the offering of the Original 2017 Notes (the “2017 Registration Rights Agreement”), for the offering of the Original 2021 Notes (the “2021 Registration Rights Agreement”), and for the offering of the Original 2023 Notes (the “2023 Registration Rights Agreement” and collectively with the 2017 Registration Rights Agreement and the 2021 Registration Rights Agreement, the “2017, 2021 and 2023 Registration Rights Agreements”). The terms of the 2017, 2021 and 2023 Registration Rights Agreements are identical in all material respects. Under the 2017, 2021 and 2023 Registration Rights Agreements, Essex and EPLP agreed to use commercially reasonable efforts to cause this exchange offer registration statement, with respect to registered offers to exchange the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes for the New 2017 Notes, the New 2021 Notes and the New 2023 Notes, respectively, to be filed with and declared effective by the SEC within 270 days following the date on which we issued the Original 2017 Notes, the Original 2021 Notes and the Original 2023 Notes and to complete the 2017, 2021 and 2023 Exchange Offers within 60 days of the effective date of the registration statement.

          You may exchange your Original 2017 Notes for New 2017 Notes in the 2017 Exchange Offer, your Original 2021 Notes for New 2021 Notes in the 2021 Exchange Offer and your Original 2023 Notes for New 2023 Notes in the 2023 Exchange Offer. You should read the discussion under the headings “—The New 2017, 2021 and 2023 Notes,” “The 2017, 2021 and 2023 Exchange Offers” and “The Description of the New 2017, 2021 and 2023 Notes” for further information regarding the New 2017, 2021 and 2023 Notes.

Securities to be Exchanged	Up to $274,188,000 principal amount of New 2017 Notes, up to $282,577,000 principal amount of New 2021 Notes and up to $290,962,000 principal amount of New 2023 Notes.

The 2017, 2021 and 2023 Exchange Offers; Securities Act Registration
We are offering to exchange our outstanding, unregistered Original 2017 Notes for a like principal amount of our New 2017 Notes, which have been registered under the Securities Act, our outstanding, unregistered Original 2021 Notes for a like principal amount of our New 2021 Notes, which have been registered under the Securities Act, and our outstanding, unregistered Original 2023 Notes for a like principal amount of our New 2023 Notes, which have been registered under the Securities Act.

The terms of the New 2017 Notes, New 2021 Notes and New 2023 Notes are identical in all material respects to the Original 2017 Notes, Original 2021 Notes and the Original 2023 Notes, respectively, except that the New 2017 Notes, the New 2021 Notes and the New 2023 Notes will not contain transfer restrictions, registration rights or provisions for additional interest. The New 2017 Notes and the Original 2017 Notes will be governed by the same indenture dated April 4, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee. The New 2021 Notes and the Original 2021 Notes will be governed by the same indenture dated April 4, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee. The New 2023 Notes and the Original 2023 Notes will be governed by the same indenture dated April 4, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee.

The 2017, 2021 and 2023 Exchange Offers are being made pursuant to the 2017, 2021 and 2023 Registration Rights Agreements, respectively, which grant the holders of the Original 2017 Notes, the Original 2021 Notes and the Original 2023 Notes certain exchange and registration rights. After the 2017, 2021 and 2023 Exchange Offers are complete and except for our obligations to file a shelf registration statement under the circumstances described below, you will no longer be entitled to any exchange or registration rights with respect to Original 2017 Notes, the Original 2021 Notes or the Original 2023 Notes.

Outstanding Original 2017 Notes, Original 2021 Notes and Original 2023 Notes may only be exchanged in minimum denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof.

The 2017, 2021 and 2023 Exchange Offers are not conditioned on any minimum aggregate principal amount of the applicable Original Notes being tendered for exchange.

Expiration Date
The 2017, 2021 and 2023 Exchange Offers will expire at 5:00 p.m., New York City time, on                    , 2014 (the 20th business day following commencement of the 2017, 2021 and 2023 Exchange Offers), unless extended, in which case the expiration date will mean the latest date and time to which we extend the 2017, 2021 and 2023 Exchange Offers. See “The 2017, 2021 and 2023 Exchange Offers — Expiration Date; Extensions; Delays in Acceptance; Amendments; Termination.”

Conditions to the 2017, 2021 and 2023 Exchange Offers
The 2017, 2021 and 2023 Exchange Offers are not subject to any condition other than that they not violate applicable law or any applicable interpretation of the staff of the SEC. The 2017, 2021 and 2023 Exchange Offers are not conditioned upon any minimum aggregate principal amount of the applicable Original Notes, being tendered for exchange. We intend to conduct the 2017, 2021 and 2023 Exchange Offers in accordance with the provisions of the 2017, 2021 and 2023 Registration Rights Agreements, with respect to the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, and the applicable requirements, of the Securities Act, the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and the rules and regulations of the SEC. See “The 2017, 2021 and 2023 Exchange Offers — Conditions to the 2017, 2021 and 2023 Exchange Offers.”

Procedures for Tendering Original 2017, 2021 and 2023 Notes
If you wish to tender your Original 2017 Notes for New 2017 Notes pursuant to the 2017 Exchange Offer, your Original 2021 Notes for New 2021 Notes pursuant to the 2021 Exchange Offer or your Original 2023 Notes for New 2023 Notes pursuant to the 2023 Exchange Offer, you must complete and sign a letter of transmittal in accordance with the instructions contained in the letter and forward it by mail, facsimile or hand delivery, together with any other documents required by the letter of transmittal, to the exchange agent (as defined below), either with the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, to be tendered or in compliance with the specified procedures for guaranteed delivery of notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also affect tenders by book-entry transfer. Holders of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender such Original Notes pursuant to the applicable Exchange Offer. See “The 2017, 2021 and 2023 Exchange Offers—Procedures for Tendering.”

Letters of transmittal and certificates representing the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes should not be sent to us. Such documents should only be sent to the exchange agent. Questions regarding how to tender the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes and requests for information should be directed to the Exchange Agent. See “The 2017, 2021 and 2023 Exchange Offers—Exchange Agent.”

Acceptance of Original 2017, 2021 and 2023 Notes and Delivery of New 2017, 2021 and 2023 Notes
Subject to the satisfaction or waiver of the conditions to the 2017, 2021 and 2023 Exchange Offers, as applicable, we will accept for exchange any and all Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, as applicable, which are validly tendered in the 2017, 2021 and 2023 Exchange Offers, as applicable, and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

We will issue New 2017 Notes, New 2021 Notes and New 2023 Notes in exchange for Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, validly tendered and accepted in the applicable Exchange Offer promptly following the expiration date of the applicable Exchange Offer. See “The 2017, 2021 and 2023 Exchange Offers — Acceptance of Original 2017, 2021 and 2023 Notes for Exchange; Delivery of New 2017, 2021 and 2023 Notes.”

Withdrawal Rights
You may withdraw your tender of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “The 2017, 2021 and 2023 Exchange Offers – Withdrawal Rights.” Any Original 2017 Notes, Original 2021 Notes or Original 2023 Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration of the applicable Exchange Offer. See “The 2017, 2021 and 2023 Exchange Offers — Withdrawal Rights.”

U.S. Federal Income Tax Consequences
We believe that the exchange of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes for New 2017 Notes, New 2021 Notes and New 2023 Notes, respectively, pursuant to the applicable Exchange Offer will not be a taxable event for U.S. federal income tax purposes. For a discussion of material federal income tax consideration relating to the 2017, 2021 and 2023 Exchange Offers, see “U.S. Federal Income Tax Consequences.”

Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the 2017, 2021 and 2023 Exchange Offers. The address and telephone number of the exchange agent are set forth under the heading “The 2017, 2021 and 2023 Exchange Offers—Exchange Agent.”

Consequences of Failure to Exchange Original 2017 Notes
If you do not exchange your Original 2017 Notes for New 2017 Notes, you will continue to be subject to the restrictions on transfer provided in the Original 2017 Notes and in the indenture governing the Original 2017 Notes. In general, the Original 2017 Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the Original 2017 Notes under the Securities Act.

Consequences of Failure to Exchange Original 2021 Notes
If you do not exchange your Original 2021 Notes for New 2021 Notes, you will continue to be subject to the restrictions on transfer provided in the Original 2021 Notes and in the indenture governing the Original 2021 Notes. In general, the Original 2021 Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the Original 2021 Notes under the Securities Act.

Consequences of Failure to Exchange Original 2023 Notes
If you do not exchange your Original 2023 Notes for New 2023 Notes, you will continue to be subject to the restrictions on transfer provided in the Original 2023 Notes and in the indenture governing the Original 2023 Notes. In general, the Original 2023 Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the Original 2023 Notes under the Securities Act.

The 2024 Exchange Offer

          On April 15, 2014, we completed a private offering of the Original 2024 Notes. In connection with the private offering, EPLP entered into registration rights agreement with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers for the offering of the Original 2024 Notes (the “2024 Registration Rights Agreement”). Under the 2024 Registration Rights Agreement, Essex and EPLP agreed to use commercially reasonable efforts to cause this exchange offer registration statement with respect to registered offers to exchange the Original 2024 Notes for the New 2024 Notes, to be filed with the SEC within 90 days following the date on which we issued the Original 2024 Notes, to be declared effective under the Securities Act within 180 days following the date on which we issued the Original 2024 Notes and to complete the 2024 Exchange Offer on or prior to 30 business days after the effective date of the registration statement.

          You may exchange your Original 2024 Notes for New 2024 Notes in the 2024 Exchange Offer. You should read the discussion under the headings “—The New 2024 Notes,” “The 2024 Exchange Offer” and “The Description of the New 2024 Notes” for further information regarding the New 2024 Notes.

Securities to be Exchanged	Up to $400,000,000 principal amount of New 2024 Notes.

The 2024 Exchange Offer; Securities Act Registration	We are offering to exchange our outstanding, unregistered Original 2024 Notes for a like principal amount of our New 2024 Notes, which have been registered under the Securities Act.

The terms of the New 2024 Notes are identical in all material respects to the Original 2024 Notes, except that the New 2024 Notes will not contain transfer restrictions, registration rights or provisions for additional interest. The New 2024 Notes and the Original 2024 Notes will be governed by the same indenture dated April 15, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee.

The 2024 Exchange Offer is being made pursuant to the 2024 Registration Rights Agreement, which grants the holders of the Original 2024 Notes certain exchange and registration rights with respect to the Original 2024 Notes. After the 2024 Exchange Offer is complete and except for our obligations to file a shelf registration statement under the circumstances described below, you will no longer be entitled to any exchange or registration rights with respect to the Original 2024 Notes.

Outstanding Original 2024 Notes may only be exchanged in minimum denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof.

The 2024 Exchange Offer is not conditioned on any minimum aggregate principal amount of Original 2024 Notes being tendered for exchange.

Expiration Date
The 2024 Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2014 (the 20th business day following commencement of the 2024 Exchange Offer), unless extended, in which case the expiration date will mean the latest date and time to which we extend the 2024 Exchange Offer. See “The 2024 Exchange Offer — Expiration Date; Extensions; Delays in Acceptance; Amendments; Termination.”

Conditions to the 2024 Exchange Offer
The 2024 Exchange Offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The 2024 Exchange Offer is not conditioned upon any minimum principal amount of Original 2024 Notes being tendered for exchange. We intend to conduct the 2024 Exchange Offer in accordance with the provisions of the 2024 Registration Rights Agreement with respect to the Original 2024 Notes and the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. See “The 2024 Exchange Offer — Conditions to the 2024 Exchange Offer.”

Procedures for Tendering Original 2024 Notes
If you wish to tender your Original 2024 Notes for New 2024 Notes pursuant to the 2024 Exchange Offer, you must complete and sign a letter of transmittal in accordance with the instructions contained in the letter and forward it by mail, facsimile or hand delivery, together with any other documents required by the letter of transmittal, to the exchange agent (as defined below), either with the Original 2024 Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also affect tenders by book-entry transfer. Holders of Original 2024 Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original 2024 Notes pursuant to the 2024 Exchange Offer. See “The 2024 Exchange Offer—Procedures for Tendering.”

Letters of transmittal and certificates representing the Original 2024 Notes should not be sent to us. Such documents should only be sent to the exchange agent. Questions regarding how to tender the Original 2024 Notes and requests for information should be directed to the Exchange Agent. See “The 2024 Exchange Offer—Exchange Agent.”

Acceptance of Original 2024 Notes and Delivery of New 2024 Notes
Subject to the satisfaction or waiver of the conditions to the 2024 Exchange Offer, we will accept for exchange any and all Original 2024 Notes which are validly tendered in the 2024 Exchange Offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

We will issue New 2024 Notes in exchange for Original 2024 Notes validly tendered and accepted in the 2024 Exchange Offer promptly following the expiration date of the 2024 Exchange Offer. See “The 2024 Exchange Offer — Acceptance of Original 2024 Notes for Exchange; Delivery of New 2024 Notes.”

Withdrawal Rights
You may withdraw your tender of Original 2024 Notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “The 2024 Exchange Offer — Withdrawal Rights.” Any Original 2024 Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration of the 2024 Exchange Offer. See “The 2024 Exchange Offer — Withdrawal Rights.”

U.S. Federal Income Tax Consequences
We believe that the exchange of Original 2024 Notes for New 2024 Notes pursuant to the 2024 Exchange Offer will not be a taxable event for U.S. federal income tax purposes. For a discussion of material federal income tax considerations relating to the 2024 Exchange Offer, see “U.S. Federal Income Tax Consequences.”

Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the 2024 Exchange Offer. The address and telephone number of the exchange agent are set forth under the heading “The 2024 Exchange Offer—Exchange Agent.”

Consequences of Failure to Exchange Original 2024 Notes
If you do not exchange your Original 2024 Notes for New 2024 Notes, you will continue to be subject to the restrictions on transfer provided in the Original 2024 Notes and in the indenture governing the Original 2024 Notes. In general, the Original 2024 Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the Original 2024 Notes under the Securities Act.

The New 2017, 2021 and 2023 Notes

          The terms of the New 2017 Notes, New 2021 Notes and New 2023 Notes will be identical to the terms of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, except that the New 2017 Notes, New 2021 Notes and New 2023 Notes will be registered under the Securities Act and will not have transfer restrictions, registration rights or provisions for additional interest. The New 2017 Notes will evidence the same debt as the Original 2017 Notes, and the same indenture dated as of April 4, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee that governs the Original 2017 Notes will govern the New 2017 Notes. The New 2021 Notes will evidence the same debt as the Original 2021 Notes, and the same indenture dated as of April 4, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee that governs the Original 2021 Notes will govern the New 2021 Notes. The New 2023 Notes will evidence the same debt as the Original 2023 Notes, and the same indenture dated as of April 4, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee that governs the Original 2023 Notes will govern the New 2023 Notes.

          The summary below describes the principal terms of the New 2017 Notes, New 2021 Notes and New 2023 Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New 2017, 2021 and 2023 Notes” section of this prospectus contains a more detailed description of the terms and conditions of the New 2017 Notes, New 2021 Notes and New 2023 Notes. For purposes of this section entitled “The New 2017, 2021 and 2023 Notes”, unless otherwise indicated, references to “we”, “us” and “our” refer only to Essex Portfolio, L.P. and not to its subsidiaries or any other entity, and references to Essex refer only to Essex Property Trust, Inc. and not to any of its subsidiaries or any other entity.

Issuer	Essex Portfolio, L.P., a California limited partnership

Notes Offered
We are offering up to $274,188,000 aggregate principal amount of registered 5.500% Senior Notes due 2017, up to $282,577,000 aggregate principal amount of registered 5.200% Senior Notes due 2021 and up to $290,962,000 aggregate principal amount of registered 3.375% Senior Notes due 2023.

Maturity Date
Unless redeemed prior to maturity as described below, the New 2017 notes will mature on March 15, 2017, the New 2021 Notes will mature on March 15, 2021 and the New 2023 Notes will mature on January 15, 2023.

Interest Rate
Interest on the New 2017 Notes will accrue at the per annum rate of 5.500%, interest on the New 2021 Notes will accrue at the per annum rate of 5.200% and interest on the New 2023 Notes will accrue at the per annum rate of 3.375%.

Interest Payment Dates	Interest on the New 2017 Notes will accrue from, and including, March 15, 2014 and will be payable semiannually on March 15 and September 15 of each year, beginning on September 15, 2014.

Interest on the New 2021 Notes will accrue from, and including, March 15, 2014 and will be payable semiannually on March 15 and September 15 of each year, beginning on September 15, 2014.

Interest on the New 2023 Notes will accrue from, and including, January 15, 2014 and will be payable semiannually on January 15 and July 15 of each year, beginning on July 15, 2014.

We will deem the right to receive any interest accrued but unpaid on the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes waived by you if we accept your Original 2017 Notes, Original 2021 Notes or Original 2023 Notes for exchange.

Minimum Denomination	The New 2017 Notes, New 2021 Notes and New 2023 Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking
The New 2017 Notes, New 2021 Notes and New 2023 Notes will be senior unsecured obligations of EPLP and will rank equally in right of payment with all of EPLP’s other existing and future senior indebtedness, including the Original Notes. The New 2017 Notes, New 2021 Notes and New 2023 Notes will be effectively subordinated in right of payment to all of EPLP’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and will be structurally subordinated to (i) all existing and future indebtedness and other liabilities, whether secured or unsecured, of EPLP’s subsidiaries and (ii) all existing and future preferred equity interests not owned by EPLP, if any, in EPLP’s subsidiaries, including guarantees provided by EPLP’s subsidiaries under EPLP’s other indebtedness.

Guarantee
The New 2017 Notes, the New 2021 Notes and New 2023 Notes will be guaranteed by Essex. The guarantee will be a senior unsecured obligation of Essex and will rank equally in right of payment with all other senior unsecured obligations of Essex. Essex has no material assets other than its investment in EPLP.

No Sinking Fund	The New 2017 Notes, New 2021 Notes and New 2023 Notes will not be entitled to the benefit of any sinking fund payments.

Optional Redemption
We may redeem the New 2017 Notes, New 2021 Notes and New 2023 Notes for cash, in whole or in part at any time and from time to time, at our option at the applicable redemption prices specified under the heading “Description of the New 2017, 2021 and 2023 Notes—The Issuer’s Redemption Rights.”

Certain Covenants
The indentures governing the New 2017 Notes, New 2021 Notes and New 2023 Notes contain certain covenants that, among other things, limit the ability of EPLP and Essex to consummate a merger, consolidation or sale of all or substantially all of their assets and the ability of EPLP and its subsidiaries to incur secured and unsecured indebtedness.

In addition, EPLP and its subsidiaries are required to maintain at all times total unencumbered assets of not less than 150% of the aggregate outstanding principal amount of the unsecured debt of EPLP and its subsidiaries.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the New 2017, 2021 and 2023 Notes — Covenants.”

Use of Proceeds	We will not receive any cash proceeds in connection with the 2017, 2021 or 2023 Exchange Offer.

Risk Factors
Investing in the New 2017 Notes, New 2021 Notes and New 2023 Notes involves risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed or referred to under the caption “Risk Factors” in this prospectus before participating in the 2017, 2021 or 2023 Exchange Offer.

No Public Market; Trading
No public market exists for the New 2017 Notes, New 2021 Notes or New 2023 Notes. EPLP has not applied and does not intend to apply for listing of the New 2017 Notes, New 2021 Notes or New 2023 Notes on any national securities exchange or for inclusion on any automated quotation system and, therefore, no active public market is anticipated for the New 2017 Notes, New 2021 Notes or New 2023 Notes.

The New 2024 Notes

          The terms of the New 2024 Notes will be identical to the terms of the Original 2024 Notes, except that the New 2024 Notes will be registered under the Securities Act and will not have transfer restrictions, registration rights or provisions for additional interest. The New 2024 Notes will evidence the same debt as the Original 2024 Notes, and the same indenture dated as of April 15, 2014, by and among EPLP, Essex and U.S. Bank National Association, as trustee that governs the Original 2024 Notes will govern the New 2024 Notes.

          The summary below describes the principal terms of the New 2024 Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New 2024 Notes” section of this prospectus contains a more detailed description of the terms and conditions of the New 2024 Notes. For purposes of this section entitled “The New 2024 Notes”, unless otherwise indicated, references to “we”, “us” and “our” refer only to Essex Portfolio, L.P. and not to its subsidiaries or any other entity, and references to Essex refer only to Essex Property Trust, Inc. and not to any of its subsidiaries or any other entity.

Issuer	Essex Portfolio, L.P., a California limited partnership

Notes Offered	We are offering up to $400,000,000 aggregate principal amount of registered 3.875% Senior Notes due 2024.

Maturity Date	Unless redeemed prior to maturity as described below, the New 2024 Notes will mature on May 1, 2024.

Interest Rate	Interest on the New 2024 Notes will accrue at the per annum rate of 3.875%.

Interest Payment Dates	Interest on the New 2024 Notes will be payable semiannually on May 1 and November 1 of each year, beginning on November 1, 2014.

We will deem the right to receive any interest accrued but unpaid on the Original 2024 Notes waived by you if we accept your Original 2024 Notes for exchange.

Minimum Denomination	The New 2024 Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking
The New 2024 Notes will be senior unsecured obligations of EPLP and will rank equally in right of payment with all of EPLP’s other existing and future senior indebtedness, including the Original Notes. The New 2024 Notes will be effectively subordinated in right of payment to all of EPLP’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and will be structurally subordinated to (i) all existing and future indebtedness and other liabilities, whether secured or unsecured, of EPLP’s subsidiaries and (ii) all existing and future preferred equity interests not owned by EPLP, if any, in EPLP’s subsidiaries, including guarantees provided by EPLP’s subsidiaries under EPLP’s other indebtedness.

Guarantee
The New 2024 Notes will be guaranteed by Essex. The guarantee will be a senior unsecured obligation of Essex and will rank equally in right of payment with all other senior unsecured obligations of Essex. Essex has no material assets other than its investment in EPLP.

No Sinking Fund	The New 2024 Notes will not be entitled to the benefit of any sinking fund payments.

Optional Redemption
We may redeem the New 2024 Notes for cash, in whole or from time to time in part, at our option and in our sole discretion, at the applicable redemption price specified under the heading “Description of the New 2024 Notes—The Issuer’s Redemption Rights.”

Certain Covenants
The indenture governing the New 2024 Notes contains certain covenants that, among other things, limit the ability of EPLP and Essex to consummate a merger, consolidation or sale of all or substantially all of their assets and the ability of EPLP and its subsidiaries to incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the New 2024 Notes — Covenants.”

Use of Proceeds	We will not receive any cash proceeds in connection with the 2024 Exchange Offer.

Risk Factors
Investing in the New 2024 Notes involves risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed or referred to under the caption “Risk Factors” in this prospectus before participating in the 2024 Exchange Offer.

No Public Market; Trading
No public market exists for the New 2024 Notes. EPLP has not applied and does not intend to apply for listing of the New 2024 Notes on any national securities exchange or for inclusion on any automated quotation system and, therefore, no active public market is anticipated for the New 2024 Notes.

RISK FACTORS

Before you decide to participate in the Exchange Offers, and in consultation with your own financial and legal advisors, you should be aware that an investment in the New Notes involves various risks and uncertainties, including those described below. You should carefully consider the risks and uncertainties described below with all of the other information that is included in this prospectus and the accompanying letter of transmittal and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by our subsequent reports filed with the SEC and incorporated by reference herein, together with all of the other information included in, or incorporated by reference into, this prospectus and, to the extent applicable, any subsequently filed reports incorporated by reference into this prospectus when evaluating an investment in the New Notes. If any of these risks or uncertainties described in, or incorporated by reference into, this prospectus actually occur, our business prospects, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness (including the New Notes) could be materially adversely affected, the market value of the New Notes could decline and you may lose all or part of your investment. The risk factors set forth below are generally applicable to the Original Notes as well as the New Notes. For purposes of this section entitled “Risk Factors”, unless otherwise indicated, references to “we”, “us” and “our” refer only to Essex Portfolio, L.P. and not to its subsidiaries or any other entity, and references to Essex refer only to Essex Property Trust, Inc. and not to any of its subsidiaries or any other entity.

Risks Related to these Offerings

If you do not exchange your Original Notes pursuant to the Exchange Offers, you may not be able to sell your Original Notes.

It may be difficult for you to sell Original Notes that are not exchanged in the Exchange Offers. Those Original Notes may not be offered or sold unless they are registered or there are exemptions from the registration requirements under the Securities Act and applicable state securities laws. If you do not tender your Original Notes or if we do not accept some of your Original Notes, those notes will continue to be subject to the transfer and exchange restrictions described in:

●	the applicable indenture; and

●	the legend on the Original Notes.

The restrictions on transfer of your Original Notes arise because we issued the Original Notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Original Notes under the Securities Act. To the extent Original Notes are tendered and accepted in the Exchange Offers, the trading market, if any, for untendered Original Notes would be adversely affected.

If the procedures for tendering your Original Notes in these Exchange Offers are not followed, you may not receive New Notes in exchange for your Original Notes.

We will issue the New Notes in exchange for your Original Notes only if you tender the Original Notes and deliver a properly completed and duly executed letter of transmittal and other required documents before expiration of the Exchange Offers. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If you are the beneficial holder of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender Original Notes in the Exchange Offers, you should promptly contact the person in whose name your Original Notes are registered and instruct that person to tender your Original Notes on your behalf.

The effective subordination of the New Notes may limit our ability to satisfy our obligations under the New Notes.

The New Notes will be EPLP’s senior unsecured obligations and will rank equally in right of payment with each other and with all of EPLP’s other senior unsecured indebtedness. However, the New Notes will be effectively subordinated to all of EPLP’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. The indentures governing the New Notes place limitations on the ability of EPLP and its subsidiaries to incur secured indebtedness, but do not prohibit them from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to EPLP and/or its subsidiaries, the holders of any secured indebtedness will be entitled to seek recovery of the collateral that secures such indebtedness or the equivalent of such collateral’s value. Therefore, such collateral or its value will not be available for satisfaction of any amounts owed under our or our subsidiaries’ unsecured indebtedness, including the New Notes, until such secured indebtedness is satisfied in full. As of March 31, 2014, EPLP and its subsidiaries had outstanding $1.40 billion of secured indebtedness and $1.55 billion of senior unsecured indebtedness (exclusive of trade payables, distributions payable and accrued expenses). Other than with respect to Essex’s guarantees of EPLP’s indebtedness or the indebtedness of its subsidiaries, Essex had no outstanding indebtedness as of March 31, 2014. In connection with Essex’s merger with BRE, which was completed on April 1, 2014, approximately $711.3 million of secured debt was assumed; EPLP, through an exchange offer, also issued $843.2 million of its senior notes in exchange for BRE’s existing senior notes, and, through a subsidiary, assumed $56.8 million of BRE’s existing senior notes, for a total of $900.0 million of note obligations. Since the closing of the BRE Exchange Offer, we issued $4.6 million aggregate principal amount of Original 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC. On April 15, 2014, EPLP issued and sold $400.0 million of the Original 2024 Notes to the Initial Purchasers, with net proceeds from the issuance of approximately $394.0 million used to repay indebtedness under its $1.0 billion unsecured line of credit and its $25.0 million unsecured working capital line of credit and for other general corporate and working capital purposes.

The New Notes will also be structurally subordinated to all existing and future liabilities and preferred equity of EPLP’s subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, EPLP, as an equity owner of such subsidiary, and therefore holders of our debt, including the New Notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders.

EPLP also has equity interests and certain other rights in co-investments accounted for using the equity method (and not classified as subsidiaries) and the New Notes will also be effectively subordinated to all liabilities and preferred equity (if any) of these co-investment entities, in the manner described in the preceding paragraph.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including with respect to the New Notes.

EPLP’s ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund our operations, working capital and capital expenditures, depends on its ability to generate cash in the future. To a certain extent, EPLP’s cash flow is subject to general economic, industry, regional, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond its control.

At March 31, 2014, EPLP and its subsidiaries had approximately $2.95 billion of indebtedness (exclusive of trade payables, dividends payable and accrued expenses). In connection with Essex’s merger with BRE, which was completed on April 1, 2014, approximately $711.3 million of secured debt was assumed; EPLP, through an exchange offer, also issued $843.2 million of its senior notes in exchange for BRE’s existing senior notes, and, through a subsidiary, assumed $56.8 million of BRE’s existing senior notes, for a total of $900.0 million of note obligations. Since the closing of the BRE Exchange Offer, we issued $4.6 million aggregate principal amount of Original 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC. On April 15, 2014, EPLP issued and sold $400.0 million of the Original 2024 Notes to the Initial Purchasers, with net proceeds from the issuance of approximately $394.0 million used to repay indebtedness under its $1.0 billion unsecured line of credit and its $25.0 million unsecured working capital line of credit and for other general corporate and working capital purposes. We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the New Notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

EPLP may need to refinance all or a portion of its indebtedness, including the New Notes, on or before maturity. EPLP’s ability to refinance its indebtedness or obtain additional financing will depend on, among other things:

●	its financial condition and market conditions at the time; and

●	restrictions in the agreements governing its indebtedness.

As a result, EPLP may not be able to refinance any of its indebtedness, including the New Notes, on commercially reasonable terms, or at all. If EPLP does not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to it, EPLP may not have sufficient cash to enable it to meet all of its obligations, including payments on the New Notes. Accordingly, if EPLP cannot service its indebtedness, it may have to take actions such as seeking additional equity or delaying property acquisitions or developments, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to affect any of these actions on commercially reasonable terms, or at all.

Essex has no significant operations and no material assets, other than its investment in EPLP.

The New Notes will be guaranteed by Essex. However, Essex has no significant operations and no material assets, other than its investment in EPLP. Furthermore, Essex’s guarantee of the New Notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including EPLP and any entity Essex accounts for under the equity method of accounting). As of March 31, 2014, the total indebtedness of Essex’s subsidiaries (including EPLP) was approximately $2.95 billion of indebtedness (exclusive of trade payables, dividends payable and accrued expenses). In connection with Essex’s merger with BRE, which was completed on April 1, 2014, approximately $711.3 million of secured debt was assumed; EPLP, through an exchange offer, also issued $843.2 million of its senior notes in exchange for BRE’s existing senior notes, and, through a subsidiary, assumed $56.8 million of BRE’s existing senior notes, for a total of $900.0 million of note obligations. Since the closing of the BRE Exchange Offer, we issued $4.6 million aggregate principal amount of Original 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC. On April 15, 2014, EPLP issued and sold $400.0 million of the Original 2024 Notes to the Initial Purchasers, with net proceeds from the issuance of approximately $394.0 million used to repay indebtedness under its $1.0 billion unsecured line of credit and its $25.0 million unsecured working capital line of credit and for other general corporate and working capital purposes.

There is currently no trading market for the New Notes, and an active trading market for the New Notes may not develop or, if it develops, may not be maintained or be liquid. The failure of an active trading market for the New Notes to develop or be maintained is likely to adversely affect the market price and liquidity of the New Notes.

The New Notes are a new issue of securities with no established trading market. EPLP does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system. Accordingly, an active trading market may not develop for the New Notes and, even if one develops, may not be maintained. If an active trading market for the New Notes does not develop or is not maintained, the market price and liquidity of the New Notes is likely to be adversely affected, and holders may not be able to sell their New Notes at desired times and prices or at all.

The liquidity of the trading market, if any, and future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of EPLP, Essex and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond their control.

The indentures governing the New Notes contain restrictive covenants that limit our operating flexibility.

In April 2014, EPLP issued $843.2 million of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes in exchange for BRE’s existing senior notes, and issued $400 million of the Original 2024 Notes. Since the closing of the BRE Exchange Offer, we issued $4.6 million aggregate principal amount of Original 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC. EPLP is conducting offers pursuant to this prospectus to exchange these Original Notes for the New Notes. The respective indentures, which govern both the Original Notes and the New Notes, contain financial and operating covenants that, among other things, restrict the ability of us and our subsidiaries to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

●	consummate a merger, consolidation or sale of all or substantially all of our assets; and

●	incur additional secured and unsecured indebtedness.

In addition, under the indentures governing the Original Notes and the New Notes, EPLP is required to maintain at all times total consolidated unencumbered assets of not less than 150% of the aggregate outstanding principal amount of the unsecured debt of EPLP and its subsidiaries.

Further, the instruments governing EPLP’s other unsecured indebtedness require it to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict EPLP’s ability to expand or fully pursue its business strategies. EPLP’s ability to comply with these provisions and those contained in the indentures governing the Original Notes and New Notes, may be affected by changes in its operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting EPLP. The breach of any of these covenants, including those contained in the indentures governing the Original Notes and the New Notes, could result in a default under EPLP’s indebtedness, which could cause those and other obligations to become due and payable. If any of EPLP’s indebtedness is accelerated, it may not be able to repay it.

Despite EPLP’s substantial indebtedness, EPLP and its subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to its indebtedness, including its inability to pay the principal of or interest on the New Notes.

EPLP and its subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing the Original Notes and the New Notes and the instruments governing EPLP’s other indebtedness limit EPLP’s ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that EPLP and its subsidiaries incur additional indebtedness or other such obligations, EPLP may face additional risks associated with its indebtedness, including its possible inability to pay the principal of or interest on the New Notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of New Notes to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by Essex, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (i) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) any of the following was true:

●	the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

●	the guarantor was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

●	the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any claims in respect of a guarantee could be subordinated to all other debts of that guarantor under principles of “equitable subordination,” which generally require that the claimant must have engaged in some type of inequitable conduct; the misconduct must have resulted in injury to the creditors of the debtor or conferred an unfair advantage on the claimant; and equitable subordination must not be inconsistent with other provisions of the U.S. Bankruptcy Code. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

●	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

●
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

●	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the New Notes. If a court voided such guarantee, holders of the New Notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the New Notes to repay any amounts already received from a guarantor. If the court were to void Essex ‘s guarantee, no assurance can be provided that funds would be available to pay the New Notes from any of EPLP’s subsidiaries or from any other source.

Essex’s obligation under the guarantee will be limited to the maximum amount that will, after giving effect to all of Essex’s other contingent and fixed liabilities, result in the guarantee not constituting a fraudulent transfer or conveyance.

An increase in interest rates could result in a decrease in the relative value of the New Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you receive New Notes in the Exchange Offers and market interest rates increase, the market value of your New Notes may decline. We cannot predict the future level of market interest rates.

EPLP’s credit ratings may not reflect all risks of an investment in the New Notes.

The credit ratings of the New Notes may not reflect the potential impact of all risks related to structure and other factors on any trading markets for, or trading prices of, the New Notes. In addition, real or anticipated changes in EPLP’s credit ratings will generally affect any trading markets for, and trading prices of, the New Notes.

A downgrade in EPLP’s investment grade credit rating could materially and adversely affect its business and financial condition.

EPLP’s plan to manage its operations to maintain its investment grade credit rating with a capital structure consistent with its current profile, but there can be no assurance that EPLP will be able to maintain its current credit ratings. Any downgrades in terms of ratings or outlook by any of the rating agencies could have a material adverse impact on the cost and availability of capital to EPLP, which could in turn have a material adverse impact on its financial condition, results of operations and liquidity.

THE 2017, 2021 AND 2023 EXCHANGE OFFERS

Purpose of the 2017, 2021 and 2023 Exchange Offers

The Original 2017 Notes, Original 2021 Notes and Original 2023 Notes were first issued on April 4, 2014. In connection with the issuance of such Original Notes, we entered into the 2017, 2021 and 2023 Registration Rights Agreements pursuant to which we agreed, for the benefit of the holders of such Original Notes, at our cost, to use our commercially reasonable efforts:

●
to file or cause to be filed with the SEC an exchange offer registration statement pursuant to which we will offer, in exchange for the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, SEC-registered new notes identical in all material respects to, and evidencing the same indebtedness as, the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes (but will not contain transfer restrictions, registration rights or provisions for additional interest described below);

●
to cause the exchange offer registration statement to become effective on or prior to the date that is 270 days after the issue date of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes and to cause such exchange offer registration statement to become and remain effective until 90 days after the last exchange date for use by one or more participating broker-dealers;

●	to cause the 2017, 2021 and 2023 Exchange Offers to be completed no later than 60 days after the exchange offer registration statement is declared effective; and

●	in certain circumstances, file a shelf registration statement providing for the sale of all of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes.

Upon the effectiveness of the exchange offer registration statement, we will offer the New 2017 Notes in exchange for the Original 2017 Notes, the New 2021 Notes in exchange for the Original 2021 Notes and the New 2023 Notes in exchange for the Original 2023 Notes. Copies of the 2017, 2021 and 2023 Registration Rights Agreements are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Resale of the New 2017, 2021 and 2023 Notes

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the New 2017 Notes issued in the 2017 Exchange Offer in exchange for the Original 2017 Notes, the New 2021 Notes issued in the 2021 Exchange Offer in exchange for the Original 2021 Notes and the New 2023 Notes issued in the 2023 Exchange Offer for the Original 2023 Notes, may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

●	such holder is not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

●	such New 2017 Notes, New 2021 Notes or New 2023 Notes, as the case may be, are acquired in the ordinary course of the holder’s business; and

●	such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New 2017 Notes, New 2021 Notes or New 2023 Notes.

Any holder who tenders in the 2017, 2021 and 2023 Exchange Offers with the intention of participating in any manner in a distribution of the New 2017 Notes, New 2021 Notes and New 2023 Notes:

●	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

●
in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of such New 2017 Notes, New 2021 Notes or New 2023 Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

We do not intend to seek our own interpretation regarding the 2017, 2021 and 2023 Exchange Offers, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the New 2017 Notes, New 2021 Notes and New 2023 Notes as it has in other interpretations to third parties.

With regard to broker-dealers, only broker-dealers that acquired the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes for their own account as a result of market-making or other trading activities may participate in the applicable Exchange Offers. Each broker-dealer that receives New 2017 Notes, New 2021 Notes or New 2023 Notes for its own account in exchange for such Original 2017 Notes, Original 2021 Notes or Original 2023 Notes pursuant to the applicable Exchange Offer, where such Original 2017 Notes, Original 2021 Notes or Original 2023 Notes were acquired by such broker-dealer as a result of market-making or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New 2017 Notes, New 2021 Notes or New 2023 Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New 2017 Notes, New 2021 Notes or New 2023 Notes received in exchange for Original 2017 Notes, Original 2021 Notes or Original 2023 Notes where such Original 2017 Notes, Original 2021 Notes or Original 2023 Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The accompanying letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed, until the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, cease to be registrable securities, to make this prospectus available to any broker-dealer for use in connection with any resale of the New 2017 Notes, New 2021 Notes or New 2023 Notes. Please read the section entitled “Plan of Distribution” for more details regarding these procedures for the transfer of the New 2017 Notes, New 2021 Notes and New 2023 Notes.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of New 2017 Notes, New 2021 Notes and New 2023 Notes.

In order to participate in the 2017, 2021 and 2023 Exchange Offers, each holder of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes that wishes to exchange such Original Notes for New 2017 Notes, New 2021 Notes or New 2023 Notes, as applicable, in the applicable Exchange Offer will be required to make the representations described below under “—Representations.” The 2017, 2021 and 2023 Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes in any jurisdiction in which such Exchange Offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the 2017, 2021 and 2023 Exchange Offers

Upon the terms and subject to the conditions of the 2017, 2021 and 2023 Exchange Offers described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all Original 2017 Notes, Original 2021 Notes and Original 2023 Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of New 2017 Notes, New 2021 Notes and New 2023 Notes in exchange for each $1,000 principal amount of outstanding Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, surrendered pursuant to the applicable Exchange Offer. You may tender Original 2017 Notes, Original 2021 Notes and Original 2023 Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2017, 2021 and 2023 Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, being tendered for exchange.

The form and terms of the New 2017 Notes, New 2021 Notes and New 2023 Notes will be identical in all material respects to the form and terms of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, except that:

●
we will register the New 2017 Notes, New 2021 Notes and New 2023 Notes under the Securities Act and, therefore, the New 2017 Notes, New 2021 Notes and New 2023 Notes will not bear legends restricting their transfer and will not be subject to an increase in annual interest rate; and

●
holders of the New 2017 Notes, New 2021 Notes and New 2023 Notes will not be entitled to any of the rights of holders of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, under the applicable Registration Rights Agreement, which rights terminate as to the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, exchanged upon the completion of the applicable Exchange Offer.

The New 2017 Notes will evidence the same debt as the Original 2017 Notes and will be issued under the same indenture and will be entitled to the same benefits under such indenture as the Original 2017 Notes being exchanged. Consequently, the New 2017 Notes and the Original 2017 Notes will be treated as a single series of debt securities under the indenture governing such notes.

The New 2021 Notes will evidence the same debt as the Original 2021 Notes and will be issued under the same indenture and will be entitled to the same benefits under such indenture as the Original 2021 Notes being exchanged. Consequently, the New 2021 Notes and the Original 2021 Notes will be treated as a single series of debt securities under the indenture governing such notes.

The New 2023 Notes will evidence the same debt as the Original 2023 Notes and will be issued under the same indenture and will be entitled to the same benefits under such indenture as the Original 2023 Notes being exchanged. Consequently, the New 2023 Notes and the Original 2023 Notes will be treated as a single series of debt securities under the indenture governing such notes.

As of the date of this prospectus, $274,188,000 in aggregate principal amount of the Original 2017 Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC, $282,577,000 in aggregate principal amount of the Original 2021 Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC, and $290,962,000 in aggregate principal amount of Original 2023 Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indentures governing the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, may participate in the 2017, 2021 and 2023 Exchange Offers. We will not set a fixed record date for determining registered holders of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes entitled to participate in the 2017, 2021 and 2023 Exchange Offers.

We intend to conduct the 2017, 2021 and 2023 Exchange Offers in accordance with the provisions of the 2017, 2021 and 2023 Registration Rights Agreements, respectively, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. We will be deemed to have accepted for exchange validly tendered and not validly withdrawn Original 2017 Notes, Original 2021 Notes and Original 2023 Notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the 2017, 2021 and 2023 Registration Rights Agreements, as applicable. The exchange agent will act as agent for tendering holders for the purposes of receiving the New 2017 Notes, New 2021 Notes and New 2023 Notes from us and delivering the New 2017 Notes, New 2021 Notes and New 2023 Notes, respectively, to such holders.

Holders of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes do not have any appraisal or dissenters’ rights in connection with the applicable Exchange Offer.

Holders who tender Original 2017 Notes, Original 2021 Notes or Original 2023 Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the accompanying letter of transmittal, transfer taxes on exchange of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes in connection with the applicable Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the 2017, 2021 and 2023 Exchange Offers. See “— Fees and Expenses.”

Expiration Date; Extensions; Delays in Acceptance; Amendments; Termination

The term “expiration date” will mean 5:00 p.m., New York City time on                   , 2014 (the 20th business day following commencement of the 2017, 2021 and 2023 Exchange Offers), unless we, in our sole discretion, extend the 2017, 2021 and 2023 Exchange Offers, in which case the term expiration date will mean the latest date and time to which we extend the 2017, 2021 and 2023 Exchange Offers, respectively.

In order to extend the 2017, 2021 or 2023 Exchange Offer, we will notify the Exchange Agent and each registered holder of any extension in writing by a press release or other public announcement issued before 9:00 am, New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, that have been tendered as of the date of such notice.

Subject to applicable law, if any of the conditions described below under “—Conditions to the 2017, 2021 and 2023 Exchange Offers” have not been satisfied, we reserve the right, in our reasonable discretion:

●
to delay accepting for exchange any of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, to extend the 2017, 2021 or 2023 Exchange Offer or to terminate the 2017, 2021 or 2023 Exchange Offer and not accept any applicable Original Notes; or

●
to amend, modify or waive in whole or in part, at any time, or from time to time, the terms of the 2017, 2021 or 2023 Exchange Offer in any manner permitted by the applicable Registration Rights Agreement.

If we determine to delay acceptance of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes or to extend, amend or terminate the 2017, 2021 or 2023 Exchange Offer, we will notify the exchange agent by written notice and by press release or other public announcement. We will follow any delay in acceptance of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement.

If we amend the 2017, 2021 or 2023 Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the 2017, 2021 or 2023 Exchange Offer, as applicable, for a period of five to ten days, depending on the significance of the amendment and the manner of disclosure, if the applicable Exchange Offer would otherwise expire during the five to ten business day period.

Interest on the New 2017 Notes, New 2021 Notes and New 2023 Notes

The New 2017 Notes will bear interest at the same rate and on the same terms as the Original 2017 Notes (except for terms for accrual of additional interest under the circumstances provided for in the 2017 Registration Rights Agreement). Consequently, the New 2017 Notes will bear interest at a rate equal to 5.500% per annum from March 15, 2014. Interest will be payable on the New 2017 Notes semiannually on March 15 and September 15 of each year. We will deem the right to receive any interest accrued but unpaid on the Original 2017 Notes waived by you if we accept your Original 2017 Notes for exchange. Such interest will be paid on the New 2017 Notes issued in exchange for such Original 2017 Notes so accepted.

The New 2021 Notes will bear interest at the same rate and on the same terms as the Original 2021 Notes (except for terms for accrual of additional interest under the circumstances provided for in the 2021 Registration Rights Agreement). Consequently, the New 2021 Notes will bear interest at a rate equal to 5.200% per annum from March 15, 2014. Interest will be payable on the New 2021 Notes semiannually on March 15 and September 15 of each year. We will deem the right to receive any interest accrued but unpaid on the Original 2021 Notes waived by you if we accept your Original 2021 Notes for exchange. Such interest will be paid on the New 2021 Notes issued in exchange for such Original 2021 Notes so accepted.

The New 2023 Notes will bear interest at the same rate and on the same terms as the Original 2023 Notes (except for terms for accrual of additional interest under the circumstances provided for in the 2023 Registration Rights Agreement). Consequently, the New 2023 Notes will bear interest at a rate equal to 3.375% per annum from January 15, 2014. Interest will be payable on the New 2023 Notes semiannually on January 15 and July 15 of each year. We will deem the right to receive any interest accrued but unpaid on the Original 2023 Notes waived by you if we accept your Original 2023 Notes for exchange. Such interest will be paid on the New 2023 Notes issued in exchange for such Original 2023 Notes so accepted.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration date, transmit to U.S. Bank National Association, the exchange agent, at the address listed under the heading “—Exchange Agent”:

●
if the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes are not tendered in accordance with the book-entry procedures listed below, a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

●	if the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

In addition, a tendering holder must:

●	deliver certificates, if any, for the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, to the exchange agent at or before the expiration date; or

●
deliver a timely confirmation of book-entry transfer of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, into the exchange agent’s account at DTC, the book-entry transfer facility, along with an agent’s message; or

●	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, must be endorsed or accompanied by appropriate powers of attorney. In either case, the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, must be signed exactly as the name of any registered holder appears on the applicable Original Notes.

If the letter of transmittal or any Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering Original 2017 Notes pursuant to the 2017 Exchange Offer, Original 2021 Notes pursuant to the 2021 Exchange Offer or Original 2023 Notes pursuant to the 2023 Exchange offer, each holder will represent to us that, among other things, the New 2017 Notes, New 2021 Notes or New 2023 Notes, as applicable, are being acquired in the ordinary course of business of the person receiving the such New Notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of such New Notes. In the case of a holder that is not a broker-dealer, that holder, by tendering Original 2017 Notes pursuant to the 2017 Exchange Offer, Original 2021 Notes pursuant to the 2021 Exchange Offer or Original 2023 Notes pursuant to the 2023 Exchange Offer will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the New 2017 Notes, New 2021 Notes or New 2023 Notes, respectively.

The method of delivery of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original 2017 Notes, Original 2021 Notes or Original 2023 Notes to us.

If you are a beneficial owner whose Original 2017 Notes, Original 2021 Notes or Original 2023 Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system must make book-entry delivery of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes by causing DTC to transfer such Original Notes into the exchange agent’s account, including by means of DTC’s Automated Tender Offer Program.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes surrendered for exchange are tendered:

●	by a registered holder of such Original Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

●	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes at DTC for purposes of the 2017, 2021 and 2023 Exchange Offer, respectively, within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes by causing DTC to transfer such Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original 2017 Notes, Original 2021 Notes or Original 2023 Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of New 2017 Notes issued in the 2017 Exchange Offer, New 2021 Notes issued in the 2021 Exchange Offer or New 2023 Notes issued in the 2023 Exchange Offer may be effected through book-entry transfer at DTC. However, in order for such delivery to be effected, tender of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, to be exchanged for such New Notes must be made in accordance with the applicable procedures for book-entry transfer of such Original Notes, including that:

●
in connection with such tender an agent’s message and any other required documentation as described in these procedures must be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration date; or

●	such tender must comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes desires to tender such Original Notes, and such Original Notes are not immediately available, or time will not permit the holder’s Original 2017 Notes, Original 2021 Notes or Original 2023 Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

●	the tender is made through an eligible institution;

●
prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

1.	stating the name and address of the holder of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as the case may be, and the amount of such Original Notes tendered;

2.	stating that the tender is being made; and

3.
guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as the case may be, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal and any other documents required by the letter of transmittal, or, in the case of a book-entry transfer, an agent’s message will be deposited by the eligible institution with the exchange agent; and

●
the certificates for all physically tendered Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as the case may be, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal and all other documents required by the letter of transmittal, or, in the case of a book-entry transfer, an agent’s message are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered Original 2017 Notes, Original 2021 Notes and Original 2023 Notes. These determinations will be final and binding. We reserve the absolute right to reject any and all Original 2017 Notes, Original 2021 Notes and Original 2023 Notes not properly tendered or any Original 2017 Notes, Original 2021 Notes and Original 2023 Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original 2017 Note, Original 2021 Note or Original 2023 Note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the 2017 Exchange Offer as to any particular Original 2017 Note, the 2021 Exchange Offer as to any particular Original 2021 Note and the 2023 Exchange Offer as to any particular Original 2023 Note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes to have been made until you cure any defects or irregularities.

Other Rights

While we have no present plan to acquire any Original 2017 Notes, Original 2021 Notes or Original 2023 Notes that are not tendered in the applicable Exchange Offer or to file a registration statement to permit resales of any such Original Notes that are not tendered in such Exchange Offer, we reserve the right in our sole discretion to purchase or make offers for any Original 2017 Notes, Original 2021 Notes or Original 2023 Notes that remain outstanding after the expiration date. We also reserve the right to terminate the 2017, 2021 and 2023 Exchange Offers, as described below under “—Conditions to the 2017, 2021 and 2023 Exchange Offers,” and, to the extent permitted by applicable law, purchase Original 2017 Notes, Original 2021 Notes and Original 2023 Notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the 2017, 2021 and 2023 Exchange Offers.

Acceptance of Original 2017, 2021 and 2023 Notes for Exchange; Delivery of New 2017, 2021 and 2023 Notes

Upon the terms and subject to the conditions of the 2017, 2021 and 2023 Exchange Offers, we will accept, promptly after the expiration date, all Original 2017 Notes, Original 2021 Notes and Original 2023 Notes properly tendered. We will issue the New 2017 Notes promptly after acceptance of the Original 2017 Notes, New 2021 Notes promptly after the acceptance of the Original 2021 Notes and New 2023 Notes promptly after the acceptance of the Original 2023 Notes. For purposes of the 2017, 2021 and 2023 Exchange Offers, we will be deemed to have accepted properly tendered Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

In all cases, issuance of New 2017 Notes for Original 2017 Notes, New 2021 Notes for Original 2021 Notes and New 2023 Notes for Original 2023 Notes will be made only after timely receipt by the exchange agent of:

●	certificates for such Original Notes, or a timely book-entry confirmation of such Original Notes, into the exchange agent’s account at the book-entry transfer facility;

●	a properly completed and duly executed letter of transmittal or, in the case of a book-entry transfer, an agent’s message; and

●	all other required documents.

For each Original 2017 Note accepted for exchange, the holder of the Original 2017 Note will receive a New 2017 Note having a principal amount equal to that of the surrendered Original 2017 Note.

For each Original 2021 Note accepted for exchange, the holder of the Original 2021 Note will receive a New 2021 Note having a principal amount equal to that of the surrendered Original 2021 Note.

For each Original 2023 Note accepted for exchange, the holder of the Original 2023 Note will receive a New 2023 Note having a principal amount equal to that of the surrendered Original 2023 Note.

Return of Notes

Unaccepted or non-exchanged Original 2017 Notes, Original 2021 Notes and Original 2023 Notes will be returned without expense to the tendering holder of such Original Notes. In the case of Original 2017 Notes, Original 2021 Notes and Original 2023 Notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the applicable Exchange Offer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw tenders of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must either receive a computer generated notice of withdrawal, transmitted on behalf of DTC on behalf of the holder in accordance with DTC’s procedures or a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration date. Any written notice of withdrawal must:

●	specify the name of the person, referred to as the depositor, having tendered such Original Notes to be withdrawn;

●	identify such Original Notes to be withdrawn, including the certificate number or numbers and principal amount of such Original Notes;

●	contain a statement that the holder is withdrawing its election to have such Original Notes exchanged;

●
be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to such Original Notes register the transfer of such Original Notes in the name of the person withdrawing the tender; and

●	specify the name in which such Original Notes are registered, if different from that of the depositor.

If certificates for Original 2017 Notes, Original 2021 Notes or Original 2023 Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If Original 2017 Notes, Original 2021 Note or Original 2023 Notes have been tendered in accordance with the procedure for book-entry transfer described above, any computer generated notice of withdrawal must specify the name and number of the account at DTC to be credited with such withdrawn Original Notes or otherwise comply with DTC’s procedures.

We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn Original 2017 Notes, Original 2021 Notes or Original 2023 Notes to have been validly tendered for purposes of the applicable Exchange Offer, and we will not issue New 2017 Notes with respect to those Original 2017 Notes, New 2021 Notes with respect to those Original 2021 Notes or New 2023 Notes with respect to those Original 2023 Notes, unless you validly retender the withdrawn Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable. You may retender properly withdrawn Original 2017 Notes, Original 2021 Notes or Original 2023 Notes by following the procedures described above under “—Procedures for Tendering” at any time before 5:00 p.m., New York City time, on the expiration date of the applicable Exchange Offer.

Conditions to the 2017, 2021 and 2023 Exchange Offers

We will not be required to accept for exchange, or exchange any New 2017 Notes, New 2021 Notes or New 2023 Notes for, any Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, respectively, if the applicable Exchange Offer, or the making of any exchange by a holder of Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the 2017, 2021 and 2023 Exchange Offers as provided in this prospectus before accepting Original 2017 Notes, Original 2021 Notes or Original 2023 Notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes of any holder that has not made to us the representations described under “ —Representations” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New 2017 Notes, New 2021 Notes and New 2023 Notes under the Securities Act.

If we determine in our reasonable discretion that any of these conditions has not been satisfied, we may:

●	refuse to accept any Original 2017 Notes, Original 2021 Notes or Original 2023 Notes and return all such tendered notes to you;

●
extend the 2017, 2021 or 2023 Exchange Offer and retain all Original 2017 Notes, Original 2021 Notes or Original 2023 Notes tendered before the applicable Exchange Offer expires, subject, however, to your rights to withdraw the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes; or

●
waive the unsatisfied conditions with respect to the 2017, 2021 or 2023 Exchange Offer and accept all properly tendered Original 2017 Notes, Original 2021 Notes or Original 2023 Notes that have not been withdrawn.

If the waiver constitutes a material change to any of the 2017, 2021 or 2023 Exchange Offers, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, as applicable, and we will extend the applicable Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the applicable Exchange Offer would otherwise expire during the five to ten business day period.

In addition, we will not accept for exchange any Original 2017 Notes, Original 2021 Notes or Original 2023 Notes tendered, and will not issue New 2017 Notes, New 2021 Notes or New 2023 Notes in exchange for any such Original Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures governing the notes under the Trust Indenture Act of 1939.

Termination of Rights

All of your rights under the 2017, 2021 and 2023 Registration Rights Agreements will terminate upon your exchange of your Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, in consummation of the applicable Exchange Offer, except with respect to our continuing obligations:

●	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

●
to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, as applicable, pursuant to Rule 144A.

Representations

By tendering Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, each holder is deemed to have represented to us that:

●	any New 2017 Notes, New 2021 Notes or New 2023 Notes that you receive will be acquired in the ordinary course of business;

●
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New 2017 Notes, New 2021 Notes or New 2023 Notes in violation of the provisions of the Securities Act;

●	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of us or Essex; and

●
if you are a broker-dealer that will receive New 2017 Notes, New 2021 Notes or New 2023 Notes for your own account in exchange for Original 2017 Notes, Original 2021 Notes or Original 2023 Notes, respectively, that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

Shelf Registration Statement

In the event that:

●	we and Essex determine that an exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the SEC; or

●
the exchange offer registration statement is not declared effective on or prior to 270 days following the date on which we issued the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes or the 2017, 2021 and 2023 Exchange Offers have not been completed within 60 days of the exchange offer registration statement being declared effective, then we and Essex will use our commercially reasonable efforts to file or cause to be filed as soon as reasonably practicable after such determination date, a shelf registration statement providing for the sale of all registrable securities by the holders thereof and to have such shelf registration statement become effective, subject to certain conditions. We have agreed to use our commercially reasonable efforts to keep any such shelf registration statement continuously effective until the securities cease to be registrable securities (as defined in the 2017, 2021 and 2023 Registration Rights Agreements).

Registration Default and Additional Interest

The 2017, 2021 and 2023 Registration Rights Agreements provide that the following events will constitute a registration default:

●
the exchange offer registration statement has not become effective or been declared effective by the SEC on or prior to 270 days following the date on which we issued the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes;

●	the 2017, 2021 and 2023 Exchange Offers have not been completed within 60 days after the effective time of the exchange offer registration statement;

●
the shelf registration statement, if required, has not become effective or been declared effective on or prior to 270 days following the date on which we issued the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes;

●
the shelf registration statement, if required, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the 2017, 2021 and 2023 Registration Right Agreements, at any time during the time period defined in the 2017, 2021 and 2023 Registration Rights Agreements, and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period; or

●
the shelf registration statement, if required, has become and thereafter, on more than two occasions in any 12-month period during the time period defined in the 2017, 2021 and 2023 Registration Rights Agreements, the shelf registration statement ceases to be effective or the prospectus contained therein usable, in each case whether or not permitted by the 2017, 2021 and 2023 Registration Rights Agreements (each, a “2017, 2021 and 2023 Registration Default”).

If a 2017, 2021 and 2023 Registration Default occurs, the interest rate on the registrable securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such 2017, 2021 and 2023 Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period that such additional interest continues to accrue, in each case until and including the date such 2017, 2021 and 2023 Registration Default ends, up to a maximum increase of 0.50% per annum. If at any time more than one 2017, 2021 and 2023 Registration Default has occurred and is continuing, then, until the next date that there is no 2017, 2021 and 2023 Registration Default, the increase in interest rate provided for in this paragraph will apply as if there occurred a single 2017, 2021 and 2023 Registration Default that begins on the date that the earliest such 2017, 2021 and 2023 Registration Default occurred and ends on such next date that there is no 2017, 2021 and 2023 Registration Default. When we have cured all of the 2017, 2021 and 2023 Registration Defaults, the interest rate on the registrable securities will revert immediately to the original level.

The 2017, 2021 and 2023 Exchange Offers are intended to satisfy our exchange offer obligations under the 2017, 2021 and 2023 Registration Rights Agreements, respectively. The Original 2017 Notes, Original 2021 Notes and Original 2023 Notes and the New 2017 Notes, New 2021 Notes and New 2023 Notes will not have rights to additional interest as set forth above upon the consummation of the applicable Exchange Offer.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent in connection with the 2017, 2021 and 2023 Exchange Offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the accompanying letter of transmittal, should be directed to the exchange agent at its offices at III Fillmore Avenue East, St. Paul, Minnesota 55107. The exchange agent’s telephone number is (800) 934-6802 and facsimile number is (651) 466-7372.

DELIVERY OF THE LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH DOCUMENT.

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the 2017, 2021 and 2023 Exchange Offers and will not make any payments to brokers, dealers or others soliciting acceptances of the 2017, 2021 and 2023 Exchange Offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the 2017, 2021 and 2023 Exchange Offers. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of Original 2017 Notes pursuant to the 2017 Exchange Offer, Original 2021 Notes pursuant to the 2021 Exchange Offer and Original 2023 Notes pursuant to the 2023 Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Original 2017 Notes pursuant to the 2017 Exchange Offer, Original 2021 Notes pursuant to the 2021 Exchange Offer or Original 2023 Notes pursuant to the 2023 Exchange Offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequences of Failure to Exchange

Participation in the 2017, 2021 and 2023 Exchange Offers is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Original 2017 Notes, Original 2021 Notes and Original 2023 Notes that are not exchanged in the applicable Exchange Offer will remain restricted securities. Accordingly, those Original 2017 Notes, Original 2021 Notes and Original 2023 Notes may be resold only:

●	to us, Essex or one of our subsidiaries;

●
for so long as the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonable believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A and otherwise in a transaction meeting the requirements of 144A;

●	pursuant to a registration statement that has been declared effective under the Securities Act;

●	pursuant to offers and sales that occur outside the United States to non-U.S. persons within the meaning of Regulation S under the Securities Act; or

●
pursuant to another available exemption from the registration requirements of the Securities Act, subject to our and the trustee’s right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel and/or other information satisfactory to each of us or the trustee.

In each case, the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes may be resold only in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction.

Accounting Treatment

The New 2017 Notes, New 2021 Notes and New 2023 Notes will be recorded at the same carrying value as the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, respectively, as reflected in our accounting records on the date of the exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the 2017, 2021 and 2023 Exchange Offers.

THE 2024 EXCHANGE OFFER

Purpose of the 2024 Exchange Offer

The Original 2024 Notes were first issued on April 15, 2014. In connection with the issuance of the Original 2024 Notes, we entered into the 2024 Registration Rights Agreement pursuant to which we agreed, for the benefit of the holders of the Original 2024 Notes, at our cost, to use our commercially reasonable efforts:

●
to file an exchange offer registration statement with the SEC within 90 days after the issue date of the Original 2024 Notes, pursuant to which we will offer in exchange for the Original 2024 Notes, SEC-registered new notes with nearly identical terms to the Original 2024 Notes and that evidence the same indebtedness as the Original 2024 Notes (but will not contain transfer restrictions, registration rights or provisions for additional interest);

●	to cause the exchange offer registration statement to become effective within 180 days after the issue date of the Original 2024 Notes;

●	to cause the 2024 Exchange Offer to be consummated within 30 business days after the exchange offer registration statement is declared effective; and

●	in certain circumstances, file a shelf registration statement providing for the sale of all of the Original 2024 Notes by the holders thereof.

Upon the effectiveness of the exchange offer registration statement, we will offer the New 2024 Notes in exchange for the Original 2024 Notes. A copy of the 2024 Registration Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Resale of the New 2024 Notes

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the New 2024 Notes issued in the 2024 Exchange Offer in exchange for the Original 2024 Notes may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

●	such holder is not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

●	such New 2024 Notes are acquired in the ordinary course of the holder’s business; and

●	such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New 2024 Notes.

Any holder who tenders in the 2024 Exchange Offer with the intention of participating in any manner in a distribution of the New 2024 Notes:

●	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

●
in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New 2024 Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

We do not intend to seek our own interpretation regarding the 2024 Exchange Offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the New 2024 Notes as it has in other interpretations to third parties.

With regard to broker-dealers, only broker-dealers that acquired the Original 2024 Notes for their own account as a result of market-making or other trading activities may participate in the 2024 Exchange Offer. Each broker-dealer that receives New 2024 Notes for its own account in exchange for such Original 2024 Notes pursuant to the 2024 Exchange Offer, where such Original 2024 Notes were acquired by such broker-dealer as a result of market-making or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New 2024 Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New 2024 Notes received in exchange for Original 2024 Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The accompanying letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed, for a period of one year after the last exchange date (as such period may be extended), to make this prospectus available to any broker-dealer for use in connection with any resale of the New 2024 Notes. Please read the section entitled “Plan of Distribution” for more details regarding these procedures for the transfer of the New 2014 Notes.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of New 2024 Notes.

In order to participate in the 2024 Exchange Offer, each holder of the Original 2024 Notes that wishes to exchange the Original 2024 Notes for New 2024 Notes in the 2024 Exchange Offer will be required to make the representations described below under “—Representations.” The 2024 Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original 2024 Notes in any jurisdiction in which the 2024 Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the 2024 Exchange Offer

Upon the terms and subject to the conditions of the 2024 Exchange Offer described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all Original 2024 Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of New 2024 Notes in exchange for each $1,000 principal amount of outstanding Original 2024 Notes surrendered pursuant to the 2024 Exchange Offer. You may tender Original 2024 Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2024 Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original 2024 Notes being tendered for exchange.

The form and terms of the New 2024 Notes will be identical in all material respects to the form and terms of the Original 2024 Notes except that:

●
we will register the New 2024 Notes under the Securities Act and, therefore, the New 2024 Notes will not bear legends restricting their transfer and will not be subject to an increase in annual interest rate; and

●
holders of the New 2024 Notes will not be entitled to any of the rights of holders of Original 2024 Notes under the 2024 Registration Rights Agreement, which rights terminate as to the Original 2024 Notes exchanged upon the completion of the 2024 Exchange Offer.

The New 2024 Notes will evidence the same debt as the Original 2024 Notes and will be issued under the same indenture and will be entitled to the same benefits under such indenture as the Original 2024 Notes being exchanged. Consequently, the New 2024 Notes and the Original 2024 Notes will be treated as a single series of debt securities under the indenture governing such notes.

As of the date of this prospectus, $400.0 million in aggregate principal amount of the Original 2024 Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the Original 2024 Notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture governing the Original 2024 Notes, may participate in the 2024 Exchange Offer. We will not set a fixed record date for determining registered holders of the Original 2024 Notes entitled to participate in the 2024 Exchange Offer.

We intend to conduct the 2024 Exchange Offer in accordance with the provisions of the 2024 Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. We will be deemed to have accepted for exchange validly tendered and not validly withdrawn Original 2024 Notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the 2024 Registration Rights Agreement. The exchange agent will act as agent for tendering holders for the purposes of receiving the New 2024 Notes from us and delivering the New 2024 Notes to such holders.

Holders of Original 2024 Notes do not have any appraisal or dissenters’ rights in connection with the 2024 Exchange Offer.

Holders who tender Original 2024 Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the accompanying letter of transmittal, transfer taxes on exchange of Original 2024 Notes in connection with the 2024 Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the 2024 Exchange Offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Delays in Acceptance; Amendments; Termination

The term “expiration date” will mean 5:00 p.m., New York City time on                  , 2014 (the 21st business day following commencement of the 2024 Exchange Offer), unless we, in our sole discretion, extend the 2024 Exchange Offer, in which case the term expiration date will mean the latest date and time to which we extend the 2024 Exchange Offer.

In order to extend the 2024 Exchange Offer, we will notify the Exchange Agent and each registered holder of any extension in writing by a press release or other public announcement issued before 9:00 am, New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the Original 2024 Notes that have been tendered as of the date of such notice.

Subject to applicable law, if any of the conditions described below under “—Conditions to the 2024 Exchange Offer” have not been satisfied, we reserve the right, in our reasonable discretion:

●	to delay accepting for exchange any Original 2024 Notes, to extend the 2024 Exchange Offer or to terminate the 2024 Exchange Offer and not accept any applicable Original 2024 Notes; or

●	to amend, modify or waive in whole or in part, at any time, or from time to time, the terms of the 2024 Exchange Offer in any manner permitted by the 2024 Registration Rights Agreement.

If we determine to delay acceptance of the Original 2024 Notes or to extend, amend or terminate the 2024 Exchange Offer, we will notify the exchange agent by written notice and by press release or other public announcement. We will follow any delay in acceptance of the Original 2024 Notes, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement.

If we amend the 2024 Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the 2024 Exchange Offer for a period of five to ten days, depending on the significance of the amendment and the manner of disclosure, if the 2024 Exchange Offer would otherwise expire during the five to ten business day period.

Interest on the New 2024 Notes

The New 2024 Notes will bear interest at the same rate and on the same terms as the Original 2024 Notes (except for terms for accrual of additional interest under the circumstances provided for in the 2024 Registration Rights Agreement). Consequently, the New 2024 Notes will bear interest at a rate equal to 3.875% per annum from April 15, 2014. Interest will be payable on the New 2024 Notes semiannually on May 1 and November 1 of each year. We will deem the right to receive any interest accrued but unpaid on the Original 2024 Notes waived by you if we accept your Original 2024 Notes for exchange. Such interest will be paid on the New 2024 Notes issued in exchange for such Original 2024 Notes so accepted.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration date, transmit to U.S. Bank National Association, the exchange agent, at the address listed under the heading “—Exchange Agent”:

●
if the Original 2024 Notes are not tendered in accordance with the book-entry procedures listed below, a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

●	if the Original 2024 Notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

In addition, a tendering holder must:

●	deliver certificates, if any, for the Original 2024 Notes to the exchange agent at or before the expiration date; or

●	deliver a timely confirmation of book-entry transfer of the Original 2024 Notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with an agent’s message; or

●	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of Original 2024 Notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The Original 2024 Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the Original 2024 Notes must be signed exactly as the name of any registered holder appears on the Original 2024 Notes.

If the letter of transmittal or any Original 2024 Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering Original 2024 Notes pursuant to the 2024 Exchange Offer, each holder will represent to us that, among other things, the New 2024 Notes are being acquired in the ordinary course of business of the person receiving the New 2024 Notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the New 2024 Notes. In the case of a holder that is not a broker-dealer, that holder, by tendering Original 2024 Notes pursuant to the 2024 Exchange Offer, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the New 2024 Notes.

The method of delivery of Original 2024 Notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original 2024 Notes to us.

If you are a beneficial owner whose Original 2024 Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system must make book-entry delivery of the Original 2024 Notes by causing DTC to transfer the Original 2024 Notes into the exchange agent’s account, including by means of DTC’s Automated Tender Offer Program.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Original 2024 Notes surrendered for exchange are tendered:

●	by a registered holder of the Original 2024 Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

●	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original 2024 Notes at DTC for purposes of the 2024 Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of Original 2024 Notes by causing DTC to transfer those Original 2024 Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original 2024 Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of New 2024 Notes issued in the 2024 Exchange Offer may be effected through book-entry transfer at DTC. However, in order for such delivery to be effected tender of the Original 2024 Notes to be exchanged for such New 2024 Notes must be made in accordance with the applicable procedures for book-entry transfer of such Original 2024 Notes, including that:

●
in connection with such tender an agent’s message and any other required documentation as described in these procedures must be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration date; or

●	such tender must comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of Original 2024 Notes desires to tender the Original 2024 Notes, and the Original 2024 Notes are not immediately available, or time will not permit the holder’s Original 2024 Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

●	the tender is made through an eligible institution;

●
prior to the expiration date, the Exchange Agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

1.	stating the name and address of the holder of Original 2024 Notes and the amount of Original 2024 Notes tendered;

2.	stating that the tender is being made; and

3.
guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered Original 2024 Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal and any other documents required by the letter of transmittal, or, in the case of a book-entry transfer, an agent’s message will be deposited by the eligible institution with the Exchange Agent; and

●
the certificates for all physically tendered Original 2024 Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal and all other documents required by the letter of transmittal, or, in the case of a book-entry transfer, an agent’s message are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of Original 2024 Notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered Original 2024 Notes. These determinations will be final and binding. We reserve the absolute right to reject any and all Original 2024 Notes not properly tendered or any Original 2024 Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original 2024 Note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the 2024 Exchange Offer as to any particular Original 2024 Note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of Original 2024 Notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of Original 2024 Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of Original 2024 Notes to have been made until you cure any defects or irregularities.

Other Rights

While we have no present plan to acquire any Original 2024 Notes that are not tendered in the 2024 Exchange Offer or to file a registration statement to permit resales of any Original 2024 Notes that are not tendered in the 2024 Exchange Offer, we reserve the right in our sole discretion to purchase or make offers for any Original 2024 Notes that remain outstanding after the expiration date. We also reserve the right to terminate the 2024 Exchange Offer, as described below under “—Conditions to the 2024 Exchange Offer,” and, to the extent permitted by applicable law, purchase Original 2024 Notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the 2024 Exchange Offer.

Acceptance of Original 2024 Notes for Exchange; Delivery of New 2024 Notes

Upon the terms and subject to the conditions of the 2024 Exchange Offer, we will accept, promptly after the expiration date, all Original 2024 Notes properly tendered. We will issue the New 2024 Notes promptly after acceptance of the Original 2024 Notes. For purposes of the 2024 Exchange Offer, we will be deemed to have accepted properly tendered Original 2024 Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

In all cases, issuance of New 2024 Notes for Original 2024 Notes will be made only after timely receipt by the exchange agent of:

●	certificates for the Original 2024 Notes, or a timely book-entry confirmation of the Original 2024 Notes, into the exchange agent’s account at the book-entry transfer facility;

●	a properly completed and duly executed letter of transmittal or, in the case of a book-entry transfer, an agent’s message; and

●	all other required documents.

For each Original 2024 Note accepted for exchange, the holder of the Original 2024 Note will receive a New 2024 Note having a principal amount equal to that of the surrendered Original 2024 Note.

Return of Notes

Unaccepted or non-exchanged Original 2024 Notes will be returned without expense to the tendering holder of the Original 2024 Notes. In the case of Original 2024 Notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged Original 2024 Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the 2024 Exchange Offer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw tenders of Original 2024 Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must either receive a computer generated notice of withdrawal, transmitted on behalf of DTC on behalf of the holder in accordance with DTC’s procedures or a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration date. Any written notice of withdrawal must:

●	specify the name of the person, referred to as the depositor, having tendered the Original 2024 Notes to be withdrawn;

●	identify the Original 2024 Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original 2024 Notes;

●	contain a statement that the holder is withdrawing its election to have the Original 2024 Notes exchanged;

●
be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original 2024 Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Original 2024 Notes register the transfer of the Original 2024 Notes in the name of the person withdrawing the tender; and

●	specify the name in which the Original 2024 Notes are registered, if different from that of the depositor.

If certificates for Original 2024 Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If Original 2024 Notes have been tendered in accordance with the procedure for book-entry transfer described above, any computer generated notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original 2024 Notes or otherwise comply with DTC’s procedures.

We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn Original 2024 Notes to have been validly tendered for purposes of the 2024 Exchange Offer, and we will not issue New 2024 Notes with respect to those Original 2024 Notes, unless you validly retender the withdrawn Original 2024 Notes. You may retender properly withdrawn Original 2024 Notes by following the procedures described above under “—Procedures for Tendering” at any time before 5:00 p.m., New York City time, on the expiration date of the 2024 Exchange Offer.

Conditions to the 2024 Exchange Offer

We will not be required to accept for exchange, or exchange any New 2024 Notes for, any Original 2024 Notes, respectively if the 2024 Exchange Offer, or the making of any exchange by a holder of Original 2024 Notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the 2024 Exchange Offer as provided in this prospectus before accepting Original 2024 Notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the Original 2024 Notes of any holder that has not made to us the representations described under “—Representations” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New 2024 Notes under the Securities Act.

If we determine in our reasonable discretion that any of these conditions has not been satisfied, we may:

●	refuse to accept any Original 2024 Notes and return all such tendered notes to you;

●	extend the 2024 Exchange Offer and retain all Original 2024 Notes tendered before the 2024 Exchange Offer expires, subject, however, to your rights to withdraw the Original 2024 Notes; or

●	waive the unsatisfied conditions with respect to the 2024 Exchange Offer and accept all properly tendered Original 2024 Notes that have not been withdrawn.

If the waiver constitutes a material change to the 2024 Exchange Offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the Original 2024 Notes and we will extend the 2024 Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the 2024 Exchange Offer would otherwise expire during the five to ten business day period.

In addition, we will not accept for exchange any Original 2024 Notes tendered, and will not issue New 2024 Notes in exchange for any such Original Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures governing the notes under the Trust Indenture Act of 1939.

Termination of Rights

All of your rights under the 2024 Registration Rights Agreement will terminate upon your exchange of your Original 2024 Notes in consummation of the 2024 Exchange Offer, except with respect to our continuing obligations:

●	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

●	to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the Original 2024 Notes pursuant to Rule 144A.

Representations

By tendering Original 2024 Notes, each holder is deemed to have represented to us that:

●	any New 2024 Notes that you receive will be acquired in the ordinary course of business;

●
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New 2024 Notes in violation of the provisions of the Securities Act;

●	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of us or Essex; and

●
if you are a broker-dealer that will receive New 2024 Notes for your own account in exchange for Original 2024 Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New 2024 Notes.

Shelf Registration Statement

In the event that:

●	we and Essex determine that an exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the SEC;

●
the exchange offer registration statement has not become effective within 180 days of the Original 2024 Note issuance or the 2024 Exchange Offer is not consummated within 30 business days after the date that the exchange offer registration statement became effective; or

●
we receive a request from any initial purchaser of the Original 2024 Notes that represents that it holds Original 2024 Notes that are or were ineligible to be exchanged for the New 2024 Notes in the 2024 Exchange Offer, we and Essex shall use our commercially reasonable efforts to cause to be filed with the SEC as soon as practicable after such determination, date or request, as the case may be, but in no event later than 30 days after such determination, date or request, a shelf registration statement providing for the sale of all the registrable securities by the holders thereof and to have such shelf registration statement declared effective by the SEC no later than 90 days after such determination, date or request; provided that no holder shall be entitled to have its registrable securities covered by such shelf registration statement unless such holder has satisfied certain conditions relating to the provision of information in connection with the shelf registration statement. We have agreed to use our commercially reasonable efforts to keep any such shelf registration statement continuously effective until the date that is one year after the effective date of the shelf registration statement or such shorter period that will terminate when all of the registrable securities covered by the shelf registration statement have been sold.

Registration Default and Additional Interest

The 2024 Registration Rights Agreement provides that the following events will constitute a registration default:

●
the exchange offer registration statement is not filed with the SEC within 90 days after the issue date of the Original 2024 Notes or is not declared effective within 180 days after the issue date of the Original 2024 Notes;

●	the 2024 Exchange Offer is not consummated within 30 business days after the date the exchange offer registration statement is declared effective;

●
if we are obligated to file a shelf registration statement and the shelf registration statement is not filed with the SEC within 30 days of the triggering of such obligation or is not declared effective within 90 days after the triggering of such obligation; or

●
if the shelf registration statement, if required, is declared effective but thereafter (and during the shelf effectiveness period as defined in the 2024 Registration Rights Agreement) ceases to be effective or useable in connection with resales of the Original 2024 Notes for more than 30 days within any 12-month period or if we or Essex, through our omission, fail to name as a selling security holder any holder that had complied timely with its obligations to be named in the shelf registration statement, in each case whether or not permitted by the 2024 Registration Rights Agreement (each, a “2024 Registration Default”).

If a 2024 Registration Default occurs, the interest rate on the registrable securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such 2024 Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period that such additional interest continues to accrue, in each case until and including the date such 2024 Registration Default ends, up to a maximum increase of 0.50% per annum. If at any time more than one 2024 Registration Default has occurred and is continuing, then, until the next date that there is not 2024 Registration Default, the increase in interest rate provided for in this paragraph will apply as if there occurred a single 2024 Registration Default that begins on the date that the earliest such 2024 Registration Default occurred and ends on such next date that there is no 2024 Registration Default. When we have cured all of the 2024 Registration Defaults, the interest rate on the registrable securities will revert immediately to the original level.

The 2024 Exchange Offer is intended to satisfy our exchange offer obligations under the 2024 Registration Rights Agreement. The Original 2024 Notes and the New 2024 Notes will not have rights to additional interest as set forth above upon the consummation of the 2024 Exchange Offer.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent in connection with the 2024 Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the accompanying letter of transmittal, should be directed to the exchange agent at its offices at III Fillmore Avenue East, St. Paul, Minnesota 55107. The exchange agent’s telephone number is (800) 934-6802 and facsimile number is (651) 466-7372.

DELIVERY OF THE LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH DOCUMENT.

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the 2024 Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the 2024 Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the 2024 Exchange Offer. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of Original 2024 Notes pursuant to the 2024 Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Original 2024 Notes pursuant to the 2024 Exchange Offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequences of Failure to Exchange

Participation in the 2024 Exchange Offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Original 2024 Notes that are not exchanged in the 2024 Exchange Offer will remain restricted securities. Accordingly, those Original 2024 Notes may be resold only:

●	to us, Essex or one of our subsidiaries;

●
for so long as the Original 2024 Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonable believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A and otherwise in a transaction meeting the requirements of 144A;

●	pursuant to a registration statement that has been declared effective under the Securities Act;

●	pursuant to offers and sales that occur outside the United States to non-U.S. persons within the meaning of Regulation S under the Securities Act; or

●
pursuant to another available exemption from the registration requirements of the Securities Act, subject to our and the trustee’s right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel and/or other information satisfactory to each of us or the trustee.

In each case, the Original 2024 Notes may be resold only in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction.

Accounting Treatment

The New 2024 Notes will be recorded at the same carrying value as the Original 2024 Notes, as reflected in our accounting records on the date of the exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the 2024 Exchange Offer.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the 2017, 2021 and 2023 Registration Rights Agreements and the 2024 Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offers. In consideration for issuing the New Notes, we will receive, in exchange, a like principal amount of the Original Notes. The Original Notes validly tendered and exchanged for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness.

The net proceeds from the sale of the Original 2024 Notes after deducting discounts, commissions and offering expenses, were approximately $394.0 million. We used the net proceeds to repay outstanding indebtedness under our $1.0 billion unsecured line of credit and under our $25.0 million unsecured working capital line of credit.

DESCRIPTION OF THE NEW 2017, 2021 AND 2023 NOTES

The Original 2017 Notes, the Original 2021 Notes and the Original 2023 Notes (collectively with the Original 2017 Notes and the Original 2021 Notes, the “Original 2017, 2021 and 2023 Notes”) were issued and the New 2017 Notes, the New 2021 Notes and the New 2023 Notes (collectively with the New 2021 Notes and the New 2023 Notes, the “New 2017, 2021 and 2023 Notes”) will be issued under three separate indentures, each dated as of April 4, 2014, by and among Essex, EPLP and U.S. Bank National Association, as trustee (the “2017 Indenture,” the “2021 Indenture” and the “2023 Indenture,” respectively, and, collectively, the “New Notes Indentures”). We refer to the Original 2017 Notes and the New 2017 Notes together as the “2017 Notes,” the Original 2021 Notes and the New 2021 Notes together as the “2021 Notes,” the Original 2023 Notes and the New 2023 Notes together as the “2023 Notes” and the 2017 Notes, the 2021 Notes and the 2023 Notes collectively as the “Notes.”

This description is a summary of the material provisions of the New 2017, 2021 and 2023 Notes and the New Notes Indentures. This description does not restate those agreements and instruments in their entirety. You should refer to the applicable New 2017, 2021 and 2023 Notes and the applicable New Notes Indenture, forms of which are available as set forth below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for a complete description of our obligations and your rights.

You can find the definitions of various terms used in this description under “—Certain Definitions” below. Other capitalized terms that are not defined below have the meanings ascribed to them in the applicable New Notes Indenture. In this description, the terms “EPLP,” the “Issuer,” the “Operating Partnership,” “we,” “us” and “our” refer only to Essex Portfolio, L.P., a California limited partnership, and not to any of its subsidiaries. All references to the “Guarantor” or “Essex” appearing in this description refer only to Essex Property Trust, Inc., a Maryland corporation, and not to any of its subsidiaries.

The terms of the New 2017, 2021 and 2023 Notes and the guarantee of the New 2017, 2021 and 2023 Notes by the Guarantor include those contained in the applicable New Notes Indenture and those made part of the applicable New Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The New 2017, 2021 and 2023 Notes are subject to all of those terms, and investors are referred to the applicable New Notes Indenture and the TIA for a statement of those terms.

General

The New 2017, 2021 and 2023 Notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered holder of a New Note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any New Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or in the place of payment are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The New 2017, 2021 and 2023 Notes will be guaranteed by Essex on a senior unsecured basis. See “—Guarantee” below.

The terms of the New 2017, 2021 and 2023 Notes provide that the Issuer is permitted to reduce interest payments and payments upon a redemption of New 2017, 2021 and 2023 Notes otherwise payable to a holder for any amounts it is required to withhold by law. For example, non-U.S. holders of the New 2017, 2021 and 2023 Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the New 2017, 2021 and 2023 Notes. The Issuer will set-off any such withholding tax that it is required to pay against payments of interest payable on the New 2017, 2021 and 2023 Notes and payments upon a redemption of New 2017, 2021 and 2023 Notes.

Ranking

The New 2017, 2021 and 2023 Notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness, including the Original 2017, 2021 and 2023 Notes. However, the New 2017, 2021 and 2023 Notes will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries, including guarantees provided by the Issuer’s subsidiaries under its indebtedness.

As of March 31 2014, the Issuer and its subsidiaries had outstanding $1.40 billion of secured indebtedness and $1.55 billion of senior unsecured indebtedness (exclusive of trade payables, distributions payable and accrued expenses). Of the $1.40 billion of secured indebtedness the Issuer and its subsidiaries had outstanding as of March 31, 2014, all of that indebtedness was attributable to indebtedness of the Issuer’s subsidiaries, excluding trade payables and accrued expenses. In connection with Essex’s merger with BRE, which was completed on April 1, 2014, approximately $711.3 million of secured debt was assumed; the Issuer, through an exchange offer, also issued $843.2 million of New 2017, 2021 and 2023 Notes in exchange of BRE’s existing senior notes, and, through a subsidiary, assumed $56.8 million of BRE’s existing senior notes, for a total of approximately $900.0 million of note obligations. Since the closing of the BRE Exchange Offer, we issued $4.6 million aggregate principal amount of Original 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC. Except as described under “—Covenants” and “—Merger, Consolidation or Sale,” the New Notes Indentures do not prohibit the Issuer or any of its subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor do the New Notes Indentures afford holders of New 2017, 2021 and 2023 Notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of the Issuer or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of the Issuer’s assets or similar transaction that may adversely affect the holders of the New 2017, 2021 and 2023 Notes. The Issuer may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or a merger or consolidation that may increase the amount of its indebtedness or substantially change the Issuer’s assets, which may have an adverse effect on the Issuer’s ability to service its indebtedness, including the New 2017, 2021 and 2023 Notes. See “Risk Factors—Risks Related to these Offerings—The effective subordination of the New Notes may limit our ability to satisfy our obligations under the New Notes.”

Additional Notes

In certain circumstances, the Issuer may, without the consent of holders of the applicable series of Notes, increase the principal amount of such series of Notes by issuing additional Notes from such series in the future. Each of the New 2017, 2021 and 2023 Notes offered hereby, the Original 2017, 2021 Notes and 2023 Notes and any additional New 2017, 2021 and 2023 Notes or Original 2017, 2021 and 2023 Notes of each such series would rank equally and ratably in right of payment and would be treated as single series of debt securities under the applicable New Notes Indenture.

Interest

Interest on the New 2017 Notes will accrue at the rate of 5.500% per year from and including March 15, 2014 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2014. The interest so payable will be paid to each holder in whose name a New Note is registered at the close of business on the March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date.

Interest on the New 2021 Notes will accrue at the rate of 5.200% per year from and including March 15, 2014 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2014. The interest so payable will be paid to each holder in whose name a New Note is registered at the close of business on the March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date.

Interest on the New 2023 Notes will accrue at the rate of 3.375% per year from and including January 15, 2014 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2014. The interest so payable will be paid to each holder in whose name a New Note is registered at the close of business on the January 1 or July 1 (whether or not a business day) immediately preceding the applicable interest payment date.

Interest on the New 2017, 2021 and 2023 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If the Issuer redeems the New 2017, 2021 and 2023 Notes for cash in accordance with the terms of such New 2017, 2021 and 2023 Notes, it will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such New 2017, 2021 and 2023 Notes for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The New 2017 Notes will mature on March 15, 2017, the New 2021 Notes will mature on March 15, 2021 and the New 2023 Notes will mature on January 15, 2023 and each will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by the Issuer at its option as described under “—The Issuer’s Redemption Rights” below. The New 2017, 2021 and 2023 Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

The Issuer’s Redemption Rights

2017 Notes

The Issuer may redeem the 2017 Notes at its option and in its sole discretion, for cash, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

●	100% of the principal amount of the 2017 Notes being redeemed; or

●
as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

2021 Notes

The Issuer may redeem the 2021 Notes at its option and in its sole discretion, for cash, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

●	100% of the principal amount of the 2021 Notes being redeemed; or

●
as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 37.5 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date; provided that, if the Issuer redeems the 2021 Notes on or after December 15, 2020 the redemption price will be equal to 100% of the principal amount of the 2021 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

2023 Notes

The Issuer may redeem the 2023 Notes at its option and in its sole discretion, for cash, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

●	100% of the principal amount of the 2023 Notes being redeemed; or

●
as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date; provided that, if the Issuer redeems the 2023 Notes on or after October 15, 2022, the redemption price will be equal to 100% of the principal amount of the 2023 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption Definitions

The following definitions apply to the provisions of this “Optional Redemption” section:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means each of (1) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC and their respective successors or their respective affiliates who are Primary Treasury Dealers (as defined below), (2) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and its successors, and (3) any one other Primary Treasury Dealer selected by the Issuer; provided, however, that if any of the Reference Treasury Dealers ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

General

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

If the Issuer decides to redeem any series of Notes in part, the trustee will select the Notes of such series to be redeemed on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for such series of Notes, provided that the unredeemed portion of any such series of Notes to be redeemed in part shall remain in an authorized denomination.

In the event of any redemption of any series of Notes, the Issuer will not be required to:

●
issue or register the transfer or exchange of any Note of such series during a period beginning at the opening of business 15 days before any selection of Notes of such series for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of such series of Notes to be so redeemed; or

●	register the transfer or exchange of any such Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of Notes selected for redemption on the redemption date, then on and after such date:

●	such Notes will cease to be outstanding;

●	interest on such Notes will cease to accrue; and

●	all rights of holders of such Notes will terminate (with respect to such Notes) except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of such Notes in book-entry form is made and whether or not such Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

The Issuer will not redeem Notes of any series on any date if the principal amount of Notes of such series has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Covenants

Limitations on Incurrence of Debt

Limitation on Total Outstanding Debt. Each New Notes Indenture provides that the Issuer will not, and will not cause or permit any of its subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Issuer and its subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 65% of the sum of (without duplication) (i) Total Assets as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

Secured Debt. In addition to the foregoing limitation on the incurrence of Debt, each New Notes Indenture provides that the Issuer will not, and will not cause or permit any of its subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Encumbrance on any property or assets of the Issuer or any of its subsidiaries, whether owned on the date of such New Notes Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with U.S. generally accepted accounting principles) of all outstanding Debt of the Issuer and its subsidiaries which is secured by any Encumbrance on any property or assets of the Issuer or any of its subsidiaries is greater than 40% of the sum of (without duplication) (i) Total Assets as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. Furthermore, each New Notes Indenture also provides that the Issuer will not, and will not cause or permit any of its subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1.0 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Issuer or any of its subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period, (ii) the repayment or retirement of any other Debt of the Issuer or any of its subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (iii) in the case of any acquisition or disposition by the Issuer or any of its subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Guarantor’s Board of Directors) in excess of $1,000,000, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

Maintenance of Unencumbered Total Asset Value. Each New Notes Indenture provides that the Issuer, together with its subsidiaries, will have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Issuer and its subsidiaries, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

Insurance. Each New Notes Indenture provides that the Issuer will, and will cause each of its subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

Certain Definitions

As used herein:

“Acquired Debt” means Debt of a person (i) existing at the time such person becomes a subsidiary of the Issuer or (ii) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming such a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes such a subsidiary.

“Annual Debt Service Charge” for any period means the maximum amount which is payable during such period for interest on, and original issue discount of, Debt of the Issuer and its subsidiaries and the amount of any dividends which are payable during such period in respect of any Disqualified Stock.

“Capital Stock” means any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of the Issuer or any of its subsidiaries and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Issuer, and its subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Issuer and its subsidiaries, (ii) provision for taxes of the Issuer and its subsidiaries based on income, (iii) amortization of debt discount and other deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

“Debt” means, without duplication, any indebtedness of the Issuer and its subsidiaries, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Issuer or any of its subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Issuer or any of its subsidiaries otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Issuer or any of its subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock, (v) any lease of property by the Issuer or any of its subsidiaries as lessee which is reflected on the consolidated balance sheet of the Issuer and its subsidiaries as a capitalized lease in accordance with U.S. generally accepted accounting principles, or (vi) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the consolidated balance sheet of the Issuer and its subsidiaries in accordance with U.S. generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Issuer or any of its subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another person (other than the Issuer or any of its subsidiaries) (it being understood that Debt shall be deemed to be incurred by the Issuer or any of its subsidiaries whenever the Issuer or any of its subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof).

“Disqualified Stock” means any Capital Stock of the Issuer or any of its subsidiaries which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the maturity of the 2017 Notes with respect to the 2017 Indenture, the 2021 Notes with respect to the 2021 Indenture or the 2023 Notes with respect to the 2023 Indenture.

“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation gains and losses, as reflected in the financial statements of the Issuer and any of its subsidiaries for such period determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Encumbrance” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

“Total Assets” means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable and intangibles) of the Issuer and its subsidiaries, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of (without duplication) (i) those Undepreciated Real Estate Assets which are not subject to an Encumbrance securing Debt and (ii) all other assets (excluding accounts receivable, intangibles and unconsolidated equity interests in funds and joint ventures) of the Issuer and its subsidiaries not subject to an Encumbrance securing Debt, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Issuer and its subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Unsecured Debt” means Debt of the Issuer or any of its subsidiaries which is not secured by an Encumbrance on any property or assets of the Issuer or any of its subsidiaries.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under each New Notes Indenture. The Issuer will make all of these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the Notes under such New Notes Indenture. The Issuer will provide a schedule of its calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of its calculations without independent verification. The trustee will forward the Issuer’s calculations to any holder of Notes under such New Notes Indenture upon request.

Guarantee

The Guarantor will guarantee the Issuer’s obligations under each series of New 2017, 2021 and 2023 Notes, including the due and punctual payment of principal of and interest on each series of New 2017, 2021 and 2023 Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with other senior unsecured obligations of the Guarantor, including the Guarantor’s guarantee of the Original 2017, 2021 and 2023 Notes. The Guarantor has no material assets other than its investment in the Issuer.

The Guarantor’s obligation under the guarantee will be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the guarantee not constituting a fraudulent transfer or conveyance.

Merger, Consolidation or Sale

Each New Notes Indenture provides that the Issuer or Essex may consolidate with, or sell, lease or convey all or substantially all of the Issuer’s or Essex’s assets to, or merge with or into, any other entity, provided that the following conditions are met:

●
the Issuer or Essex, as the case may be, shall be the continuing entity, or the successor entity (if other than the Issuer or Essex, as the case may be) formed by or resulting from any consolidation or merger or which shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the Notes under such New Notes Indenture and the due and punctual performance and observance of all of the covenants and conditions in such New Notes Indenture;

●
immediately after giving effect to the transaction, no Event of Default under such New Notes Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

●	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Issuer or Essex, as the case may be, is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Issuer or Essex, as the case may be, and the Issuer or Essex shall be discharged from its obligations under such Notes and the applicable New Notes Indenture and, in the case of Essex, the related guarantee.

Events of Default

Each New Notes Indenture provides that the following are Events of Default with respect to the Notes issued thereunder:

●	default for 30 days in the payment of any installment of interest under the Notes issued under such New Notes Indenture;

●	default in the payment of the principal amount or redemption price due with respect to the Notes issued under such New Notes Indenture, when the same becomes due and payable;

●
the failure by the Issuer or the Guarantor to comply with any of its other agreements in the Notes existing under such New Notes Indenture or such New 2017, 2021 and 2023 Notes Indenture upon receipt by it of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the such Notes then outstanding and the failure by the Issuer or the Guarantor to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

●
failure to pay any indebtedness for money borrowed by the Issuer, Essex or any subsidiary in which the Issuer has invested at least $50,000,000 in capital (a “Significant Subsidiary”), in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Issuer from the trustee (or to the Issuer and the trustee from holders of at least 25% in principal amount of the Notes outstanding under such New Notes Indenture); or

●
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, Essex or any Significant Subsidiary or any substantial part of their respective property.

The events comprising the occurrence of an Event of Default under any Notes or any New Notes Indenture may constitute an event of default under various of the Issuer’s other indebtedness outstanding from time to time. In addition, the occurrence of certain events of default or an acceleration under any Notes or any New Notes Indenture may constitute an event of default under various of the Issuer’s other indebtedness outstanding from time to time.

If an Event of Default under a New Notes Indenture with respect to the Notes issued thereunder occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the Notes outstanding thereunder may declare the principal amount of all of the Notes issued thereunder to be due and payable immediately by written notice thereof to the Issuer and Essex (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to such Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of such outstanding Notes may rescind and annul the declaration and its consequences if:

●
the Issuer or Essex shall have deposited with the trustee all required payments of the principal of and interest on such Notes, plus certain fees, expenses, disbursements and advances of the trustee; and

●
all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on such Notes, have been cured or waived as provided in such New Notes Indenture.

Each New Notes Indenture also provides that the holders of not less than a majority in principal amount of the Notes outstanding thereunder may waive any past default with respect to such Notes and its consequences, except a default:

●	in the payment of the principal of or interest on such Notes or any redemption price payable on such Notes; or

●
in respect of a covenant or provision contained in such New Notes Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note issued thereunder affected thereby.

The trustee will be required to give notice to the holders of Notes of a default under the applicable New Notes Indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of such Notes of any default with respect to such Notes (except a default in the payment of the principal of or interest on such Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

Each New Notes Indenture provides that no holders of the Notes outstanding thereunder may institute any proceedings, judicial or otherwise, with respect to such New Notes Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of such Notes outstanding thereunder, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Notes from instituting suit for the enforcement of payment of the principal of and interest on such Notes at the respective due dates thereof.

Subject to provisions in each New Notes Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under such New Notes Indenture at the request or direction of any holders of the Notes then outstanding under such New Notes Indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. The holders of not less than a majority in principal amount of the outstanding Notes under a New Notes Indenture (or of all Notes then outstanding under such New Notes Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee under such New Notes Indenture. However, the trustee may refuse to follow any direction which is in conflict with any law or such New Notes Indenture, or which may be unduly prejudicial to the holders of such Notes not joining therein.

Within 120 days after the close of each fiscal year, the Issuer and Essex must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under a New Notes Indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

Modifications and amendments of each New Notes Indenture are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all Notes outstanding under such New Notes Indenture; provided, however, that no modification or amendment may, without the consent of the holder of each Note outstanding under a New Notes Indenture:

●
change the stated maturity of the principal of or any installment of interest on Notes issued under such New Notes Indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, Notes issued under such New Notes Indenture, or adversely affect any right of repayment of the holders of Notes issued under such New Notes Indenture, change the place of payment, or the coin or currency, for payment of principal of or interest on any Notes issued under such New Notes Indenture or impair the right to institute suit for the enforcement of any payment on or with respect to Notes issued under such New Notes Indenture;

●
reduce the above-stated percentage of outstanding Notes necessary to modify or amend such New Notes Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in such New Notes Indenture;

●	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

●
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes issued under such New Notes Indentures.

Notwithstanding the foregoing, modifications and amendments of a New Notes Indenture are permitted to be made by the Issuer, Essex and the trustee without the consent of any holder of Notes for any of the following purposes:

●	to evidence a successor to the Issuer as obligor or Essex as guarantor under such New Notes Indenture;

●
to add to the Issuer’s covenants or those of Essex for the benefit of the holders of the Notes issued under such New Notes Indenture or to surrender any right or power conferred upon the Issuer or Essex in such New Notes Indenture;

●	to add Events of Default for the benefit of the holders of Notes issued under such New Notes Indenture;

●
to amend or supplement any provisions of such New Notes Indenture; provided that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding under such New Notes Indenture;

●	to secure Notes under such New Notes Indenture;

●	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under such New Notes Indenture by more than one trustee;

●	to provide for rights of holders of Notes under such New Notes Indenture if any consolidation, merger or sale of all or substantially all of the Issuer’s property or assets occurs;

●
to cure any ambiguity, defect or inconsistency in such New Notes Indenture; provided that this action shall not adversely affect the interests of holders of the Notes under such New Notes Indenture in any material respect;

●	to provide for the issuance of additional Notes in accordance with the limitations set forth in such New Notes Indenture;

●
to supplement any of the provisions of such New Notes Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Notes issued under such New Notes Indenture; provided that the action shall not adversely affect the interests of the holders of the Notes issued under such New Notes Indenture in any material respect; or

●
to conform the text of such New Notes Indenture, any guarantee or the Notes issued under such New Notes Indenture to any provision of the description thereof set forth in the Offering Memorandum and Consent Solicitation, dated March 5, 2014, relating to, the exchange of the Original 2017, 2021 and 2023 Notes for certain debt securities issued by BRE Properties, Inc. (BEX Portfolio, LLC, a Delaware limited liability company, as successor by merger).

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, each New Notes Indenture provides that Notes owned by the Issuer or any other obligor upon the Notes or any of their respective affiliates or of the other obligor shall be disregarded.

Each New Notes Indenture contains provisions for convening meetings of the holders of the Notes issued under such New Notes Indenture. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Issuer, Essex or the holders of at least 10% in principal amount of the Notes issued under such New Notes Indenture, in any case upon notice given as provided in such New Notes Indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of a New Notes Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the Notes outstanding under such New Notes Indenture; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the Notes outstanding under such New Notes Indenture may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the Notes outstanding under such New Notes Indenture. Any resolution passed or decision taken at any meeting of holders of the Notes issued under such New Notes Indenture duly held in accordance with such New Notes Indenture will be binding on all holders of Notes issued under such New Notes Indenture. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the Notes under such New Notes Indenture; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Notes outstanding under such New Notes Indenture, holders holding or representing the specified percentage in principal amount of the Notes outstanding under such New Notes Indenture will constitute a quorum.

Reports

Each New Notes Indenture provides that whether or not subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding under such New Notes Indenture, within 15 days of the date on which such filing is made with the SEC (or would have been required to have been made with the SEC), each of Essex and the Issuer will furnish to the trustee under such New Notes Indenture (1) all quarterly and annual reports that are or would be required to be filed with the SEC on Forms 10-Q and 10-K and (2) all current reports that are or would be required to be filed with the SEC on Form 8-K. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or Essex’s compliance with any of its covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, during any period in which the Issuer is not subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, the Issuer may satisfy its obligation to furnish the reports described above by furnishing reports for Essex.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the Notes, subject to replacement at the Issuer’s option.

If an Event of Default occurs and is continuing under a New Notes Indenture, the trustee under such New Notes Indenture will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under such New Notes Indenture at the request of any of the holders of Notes under such New Notes Indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of the Issuer’s creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Issuer. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign under each New Notes Indenture.

No Conversion or Exchange Rights

The Notes are not convertible into or exchangeable for any capital stock of the Issuer or Essex.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or limited partner of the Issuer or Essex, as such, will have any liability for any of the Issuer’s obligations or those of Essex under the Notes, each New Notes Indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting such Notes (or a beneficial interest therein) waives and releases all such liability. The waiver and release are part of the consideration for issuance of such Notes (and beneficial interests therein). The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge of New Notes Indentures; Defeasance of Notes and Certain Covenants in Certain Circumstances

Satisfaction and Discharge of New Notes Indenture. Subject to applicable procedural requirements of the each New Notes Indenture, each New Notes Indenture will be discharged (except for certain surviving rights including relating to transfer or exchange of Notes outstanding thereunder) when either all Notes outstanding under such New Notes Indenture (other than Notes lost or unaccounted for as specified in each New Notes Indenture) have been delivered to the trustee under such New Notes Indenture for cancellation or all such Notes that have not been delivered to the trustee under such New Notes Indenture for cancellation have become due and payable, will become due and payable at their stated maturity within one year or will be called for redemption within one year and the Issuer has made arrangements for deposit of cash in an amount sufficient to pay the entire indebtedness on such Notes outstanding under such New Notes Indenture that have not been delivered for cancellation.

Legal Defeasance. Each New Notes Indenture provides that the Issuer may be discharged as described in this section from any and all obligations in respect of the Notes outstanding under such New Notes Indenture. Such discharge would exclude certain obligations as specified in each New Notes Indenture, which include obligations to register the transfer or exchange of the Notes under such New Notes Indenture, to replace stolen, lost or mutilated Notes under such New Notes Indenture and to maintain paying agencies, certain provisions relating to the treatment of funds held by paying agents and provisions relating to reporting obligations. The Issuer will be so discharged upon the deposit with the trustee under such New Notes Indenture, in trust, of money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on the Notes under such New Notes Indenture on the stated maturity of those payments, or upon redemption of the Notes under such New Notes Indenture, in accordance with the terms of such New Notes Indenture.

This discharge may occur only if, among other things, the Issuer has delivered to the trustee under such New Notes Indenture an opinion of counsel stating that it has received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of such New Notes Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Notes under such New Notes Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. Each New Notes Indenture provides that upon compliance with certain conditions, the Issuer and the Guarantor will be released, as described below, from the obligation to comply with some of the covenants applicable to the Notes outstanding under such New Notes Indenture. In the case of such covenant defeasance:

●
the Issuer may omit to comply with the covenant relating to preservation of corporate charter and statutory rights, as well certain additional covenants as specified in each New Notes Indenture, including those covenants described under “—Covenants” and “—Reports” above, and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the Notes under such New Notes Indenture.

The conditions include, among other things:

●
depositing with the trustee under such New Notes Indenture money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on the Notes under such New Notes Indenture on the stated maturity of those payments, or upon redemption of the Notes under such New Notes Indenture, in accordance with the terms of such New Notes Indenture, and

●
delivering to the trustee under such New Notes Indenture an opinion of counsel to the effect that the holders of the Notes under such New Notes Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. Each New Notes Indenture provides that in the event the Issuer exercises its option to effect covenant defeasance with respect to the Notes under such New Notes Indenture and the Notes under such New Notes Indenture are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations on deposit with the trustee under such New Notes Indenture will be sufficient to pay amounts due on the Notes under such New Notes Indenture at the time of their stated maturity but may not be sufficient to pay amounts due on the Notes under such New Notes Indenture at the time of the acceleration resulting from the event of default. In such a case, the Issuer would remain liable for those payments.

Governing Law

Each New Notes Indenture, the Notes, the guarantees of the Notes and the 2017, 2021 and 2023 Registration Rights Agreements will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF THE NEW 2024 NOTES

The Original 2024 Notes were issued and the New 2024 Notes will be issued under an indenture, dated as of April 15, 2014, by and among Essex, EPLP and U.S. Bank National Association, as trustee (the “2024 Indenture”). We refer to the Original 2024 Notes and the New 2024 Notes together as the “2024 Notes.”

This description is a summary of the material provisions of the New 2024 Notes and the 2024 Indenture. This description does not restate the New 2024 Notes and the 2024 Indenture in their entirety. You should refer to the New 2024 Notes and the 2024 Indenture, forms of which are available as set forth below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for a complete description of our obligations and your rights.

You can find the definitions of various terms used in this description under “—Certain Definitions” below. Other capitalized terms that are not defined below have the meanings ascribed to them in the 2024 Indenture. In this description, the terms “EPLP,” the “Issuer,” the “Operating Partnership,” “we,” “us” and “our” refer only to Essex Portfolio, L.P., a California limited partnership, and not to any of its subsidiaries. All references to the “Guarantor” or “Essex” appearing in this description refer only to Essex Property Trust, Inc., a Maryland corporation, and not to any of its subsidiaries.

The terms of the New 2024 Notes and the guarantee of the New 2024 Notes by the Guarantor include those contained in the 2024 Indenture and those made part of the 2024 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The New 2024 Notes are subject to all of those terms, and investors are referred to the 2024 Indenture and the TIA for a statement of those terms.

General

The New 2024 Notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered holder of a New 2024 Note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any 2024 Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The New 2024 Notes will be guaranteed by Essex on a senior unsecured basis. See “— Guarantee” below.

The terms of the New 2024 Notes provide that the Issuer is permitted to reduce interest payments and payments upon a redemption of New 2024 Notes otherwise payable to a holder for any amounts it is required to withhold by law. For example, non-United States holders of the 2024 Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the New 2024 Notes. The Issuer will set-off any such withholding tax that it is required to pay against payments of interest payable on the New 2024 Notes and payments upon a redemption of New 2024 Notes.

Ranking

The New 2024 Notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness, including the Original 2024 Notes. However, the New 2024 Notes will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries, including guarantees provided by the Issuer’s subsidiaries under its indebtedness. As of March 31, 2014, the Issuer and its subsidiaries had outstanding $1.40 billion of secured indebtedness and $1.55 billion of senior unsecured indebtedness (exclusive of trade payables, distributions payable and accrued expenses). Of the $1.40 billion of secured indebtedness the Issuer and its subsidiaries had outstanding as of March 31, 2014, all of that indebtedness was attributable to indebtedness of the Issuer’s subsidiaries, excluding trade payables and accrued expenses. In connection with Essex’s merger with BRE, which was completed on April 1, 2014, approximately $711.3 million of secured debt was assumed; the Issuer, through an exchange offer, also issued $843.2 million of New Notes in exchange of BRE’s existing senior notes, and, through a subsidiary, assumed $56.8 million of BRE’s existing senior notes, for a total of approximately $900.0 million of note obligations. Since the closing of the BRE Exchange Offer, we issued $4.6 million aggregate principal amount of Original 2023 Notes in exchange for the same aggregate principal amount of 3.375% senior notes due 2023 that became obligations of BEX Portfolio, LLC.

Except as described under “—Covenants” and “—Merger, Consolidation or Sale”, the 2024 Indenture governing the New 2024 Notes does not prohibit the Issuer or any of its subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the 2024 Indenture afford holders of the New 2024 Notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of the Issuer or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of the Issuer’s assets or similar transaction that may adversely affect the holders of the New 2024 Notes. The Issuer may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or a merger or consolidation that may increase the amount of its indebtedness or substantially change the Issuer’s assets, which may have an adverse effect on the Issuer’s ability to service its indebtedness, including the New 2024 Notes. See “Risk Factors — Risks Related to these Offerings — The effective subordination of the New Notes may limit our ability to satisfy our obligations under the New Notes.”

Additional 2024 Notes

In certain circumstances, the Issuer may, without the consent of holders of the New 2024 Notes, increase the principal amount of the New 2024 Notes by issuing additional New 2024 Notes in the future. Each of the New 2024 Notes offered hereby, Original 2024 Notes and any additional 2024 Notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the 2024 Indenture.

Interest

Interest on the New 2024 Notes will accrue at the rate of 3.875% per year from and including April 15, 2014 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning November 1, 2014. The interest so payable will be paid to each holder in whose name a 2024 Note is registered at the close of business on the April 15 or October 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the New 2024 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If the Issuer redeems the New 2024 Notes for cash in accordance with the terms of such New 2024 Note, it will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such New 2024 Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The New 2024 Notes will mature on May 1, 2024 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by the Issuer at its option as described under “— The Issuer’s Redemption Rights” below. The New 2024 Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

The Issuer’s Redemption Rights

Prior to February 1, 2024, the Issuer may redeem the 2024 Notes at its option and in its sole discretion, for cash, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

●	100% of the principal amount of the 2024 Notes being redeemed; or

●
as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

If the Issuer redeems the 2024 Notes on or after February 1, 2024, the redemption price will be equal to 100% of the principal amount of the 2024 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2024 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2024 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means each of (1) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors or their respective affiliates who are Primary Treasury Dealers (as defined below), (2) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and its successors and (3) any one other Primary Treasury Dealer selected by the Issuer; provided, however, that if any of the Reference Treasury Dealers ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the 2024 Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2024 Notes or portions thereof called for redemption.

If the Issuer decides to redeem the 2024 Notes in part, the trustee will select the 2024 Notes to be redeemed on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the 2024 Notes, provided that the unredeemed portion of any 2024 Notes to be redeemed in part shall remain in an authorized denomination.

In the event of any redemption of 2024 Notes, the Issuer will not be required to:

●
issue or register the transfer or exchange of any 2024 Notes during a period beginning at the opening of business 15 days before any selection of 2024 Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the 2024 Notes to be so redeemed; or

●	register the transfer or exchange of any 2024 Notes so selected for redemption, in whole or in part, except the unredeemed portion of any 2024 Notes being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the 2024 Notes on the redemption date, then on and after such date:

●	such 2024 Notes will cease to be outstanding;

●	interest on such 2024 Notes will cease to accrue; and

●	all rights of holders of such 2024 Notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the 2024 Notes in book-entry form is made and whether or not 2024 Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

The Issuer will not redeem the 2024 Notes on any date if the principal amount of the 2024 Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Covenants

Limitations on Incurrence of Debt

Limitation on Total Outstanding Debt. The 2024 Notes provide that the Issuer will not, and will not cause or permit any of its subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Issuer and its subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 65% of the sum of (without duplication) (i) Total Assets as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

Secured Debt. In addition to the foregoing limitation on the incurrence of Debt, the 2024 Notes provide that the Issuer will not, and will not cause or permit any of its subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Encumbrance on any property or assets of the Issuer or any of its subsidiaries, whether owned on the date of the 2024 Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with U.S. generally accepted accounting principles) of all outstanding Debt of the Issuer and its subsidiaries which is secured by any Encumbrance on any property or assets of the Issuer or any of its subsidiaries is greater than 40% of the sum of (without duplication) (i) Total Assets as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. Furthermore, the 2024 Notes also provide that the Issuer will not, and will not cause or permit any of its subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1.0 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Issuer or any of its subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period, (ii) the repayment or retirement of any other Debt of the Issuer or any of its subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (iii) in the case of any acquisition or disposition by the Issuer or any of its subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Guarantor’s Board of Directors) in excess of $1,000,000, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

Maintenance of Unencumbered Total Asset Value. The 2024 Notes provide that the Issuer, together with its subsidiaries, will have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Issuer and its subsidiaries, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

Insurance. The 2024 Notes provide that the Issuer will, and will cause each of its subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

As used herein:

“Acquired Debt” means Debt of a person (i) existing at the time such person becomes a subsidiary of the Issuer or (ii) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming such a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes such a subsidiary.

“Annual Debt Service Charge” for any period means the maximum amount which is payable during such period for interest on, and original issue discount of, Debt of the Issuer and its subsidiaries and the amount of any dividends which are payable during such period in respect of any Disqualified Stock.

“Capital Stock” means any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of the Issuer or any of its subsidiaries and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Issuer, and its subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Issuer and its subsidiaries, (ii) provision for taxes of the Issuer and its subsidiaries based on income, (iii) amortization of debt discount and other deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

“Debt” means, without duplication, any indebtedness of the Issuer and its subsidiaries, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Issuer or any of its subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Issuer or any of its subsidiaries otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Issuer or any of its subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock, (v) any lease of property by the Issuer or any of its subsidiaries as lessee which is reflected on the consolidated balance sheet of the Issuer and its subsidiaries as a capitalized lease in accordance with U.S. generally accepted accounting principles, or (vi) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the consolidated balance sheet of the Issuer and its subsidiaries in accordance with U.S. generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Issuer or any of its subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another person (other than the Issuer or any of its subsidiaries) (it being understood that Debt shall be deemed to be incurred by the Issuer or any of its subsidiaries whenever the Issuer or any of its subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof).

“Disqualified Stock” means any Capital Stock of the Issuer or any of its subsidiaries which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the maturity of the 2024 Notes.

“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation gains and losses, as reflected in the financial statements of the Issuer and any of its subsidiaries for such period determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Encumbrance” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

“Total Assets” means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable and intangibles) of the Issuer and its subsidiaries, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Issuer and its subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of (without duplication) (i) those Undepreciated Real Estate Assets which are not subject to an Encumbrance securing Debt and (ii) all other assets (excluding accounts receivable, intangibles and unconsolidated equity interests in funds and joint ventures) of the Issuer and its subsidiaries not subject to an Encumbrance securing Debt, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Unsecured Debt” means Debt of the Issuer or any of its subsidiaries which is not secured by an Encumbrance on any property or assets of the Issuer or any of its subsidiaries.

Calculations in Respect of the 2024 Notes

Except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under the 2024 Notes. The Issuer will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the 2024 Notes. The Issuer will provide a schedule of its calculations to the trustee, and the trustee is entitled to rely upon the accuracy of its calculations without independent verification. The trustee will forward the Issuer’s calculations to any holder of 2024 Notes upon request.

Guarantee

The Guarantor will guarantee the Issuer’s obligations under the New 2024 Notes, including the due and punctual payment of principal of and interest on the New 2024 Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with other senior unsecured obligations of the Guarantor, including its guarantee of the Original 2024 Notes. The Guarantor has no material assets other than its investment in the Issuer.

The Guarantor’s obligation under the guarantee will be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the guarantee not constituting a fraudulent transfer or conveyance.

Merger, Consolidation or Sale

The 2024 Indenture provides that the Issuer or Essex may consolidate with, or sell, lease or convey all or substantially all of the Issuer’s or Essex’s assets to, or merge with or into, any other entity, provided that the following conditions are met:

●
the Issuer or Essex, as the case may be, shall be the continuing entity, or the successor entity (if other than the Issuer or Essex, as the case may be) formed by or resulting from any consolidation or merger or which shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the 2024 Notes and the due and punctual performance and observance of all of the covenants and conditions in the 2024 Indenture;

●
immediately after giving effect to the transaction, no Event of Default under the 2024 Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

●	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Issuer or Essex, as the case may be, is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Issuer or Essex, as the case may be, and the Issuer or Essex shall be discharged from its obligations under the 2024 Notes and the 2024 Indenture and, in the case of Essex, the related guarantee.

Events of Default

The 2024 Indenture provides that the following events are “Events of Default” with respect to the 2024 Notes:

●	default for 30 days in the payment of any installment of interest under the 2024 Notes;

●	default in the payment of the principal amount or redemption price due with respect to the 2024 Notes, when the same becomes due and payable;

●
the failure by the Issuer or the Guarantor to comply with any of its other agreements in the 2024 Notes or the 2024 Indenture upon receipt by it of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the 2024 Notes then outstanding and the failure by the Issuer or the Guarantor to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

●
failure to pay any indebtedness for money borrowed by the Issuer, Essex or any subsidiary in which the Issuer has invested at least $50,000,000 in capital (a “Significant Subsidiary”), in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Issuer from the trustee (or to the Issuer and the trustee from holders of at least 25% in principal amount of the outstanding 2024 Notes); or

●
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, Essex or any Significant Subsidiary or any substantial part of their respective property.

The events comprising the occurrence of an Event of Default under the 2024 Notes and the 2024 Indenture may constitute an event of default under various of the Issuer’s other indebtedness outstanding from time to time. In addition, the occurrence of certain events of default or an acceleration under the 2024 Notes and 2024 Indenture may constitute an event of default under various of the Issuer’s other indebtedness outstanding from time to time.

If an Event of Default under the 2024 Indenture with respect to the 2024 Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to Essex or the Issuer, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding 2024 Notes may declare the principal amount of all of the 2024 Notes to be due and payable immediately by written notice thereof to the Issuer and Essex (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the 2024 Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding 2024 Notes may rescind and annul the declaration and its consequences if:

●
the Issuer or Essex shall have deposited with the trustee all required payments of the principal of and interest on the 2024 Notes, plus certain fees, expenses, disbursements and advances of the trustee; and

●	all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the 2024 Notes, have been cured or waived as provided in the 2024 Indenture.

The 2024 Indenture also provides that the holders of not less than a majority in principal amount of the outstanding 2024 Notes may waive any past default with respect to the 2024 Notes and its consequences, except a default:

●	in the payment of the principal of or interest on the 2024 Notes or any redemption price payable on the 2024 Notes; or

●	in respect of a covenant or provision contained in the 2024 Indenture that cannot be modified or amended without the consent of the holder of each outstanding 2024 Note affected thereby.

The trustee will be required to give notice to the holders of the 2024 Notes of a default under the 2024 Indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the 2024 Notes of any default with respect to the 2024 Notes (except a default in the payment of the principal of or interest on the 2024 Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The 2024 Indenture provides that no holders of the 2024 Notes may institute any proceedings, judicial or otherwise, with respect to the 2024 Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding 2024 Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the 2024 Notes from instituting suit for the enforcement of payment of the principal of and interest on the 2024 Notes at the respective due dates thereof.

Subject to provisions in the 2024 Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the 2024 Indenture at the request or direction of any holders of the 2024 Notes then outstanding under the 2024 Indenture, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. The holders of not less than a majority in principal amount of the outstanding 2024 Notes (or of all 2024 Notes then outstanding under the 2024 Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the 2024 Indenture, or which may be unduly prejudicial to the holders of the 2024 Notes not joining therein.

Within 120 days after the close of each fiscal year, the Issuer and Essex must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the 2024 Indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

Modifications and amendments of the 2024 Indenture are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding 2024 Notes; provided, however, that no modification or amendment may, without the consent of the holder of each 2024 Note:

●
change the stated maturity of the principal of or any installment of interest on the 2024 Notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the 2024 Notes, or adversely affect any right of repayment of the holders of the 2024 Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any 2024 Note or impair the right to institute suit for the enforcement of any payment on or with respect to the 2024 Notes;

●
reduce the above-stated percentage of outstanding 2024 Notes necessary to modify or amend the 2024 Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the 2024 Indenture;

●	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

●
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the 2024 Notes.

Notwithstanding the foregoing, modifications and amendments of the 2024 Indenture are permitted to be made by the Issuer, Essex and the trustee without the consent of any holder of the 2024 Notes for any of the following purposes:

●	to evidence a successor to the Issuer as obligor or Essex as guarantor under the 2024 Indenture;

●	to add to the Issuer’s covenants or those of Essex for the benefit of the holders of the 2024 Notes or to surrender any right or power conferred upon the Issuer or Essex in the 2024 Indenture;

●	to add Events of Default for the benefit of the holders of the 2024 Notes;

●	to amend or supplement any provisions of the 2024 Indenture; provided that no amendment or supplement shall materially adversely affect the interests of the holders of any 2024 Notes then outstanding;

●	to secure the 2024 Notes;

●	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the 2024 Indenture by more than one trustee;

●	to provide for rights of holders of the 2024 Notes if any consolidation, merger or sale of all or substantially all of the Issuer’s property or assets occurs;

●	to cure any ambiguity, defect or inconsistency in the 2024 Indenture; provided that this action shall not adversely affect the interests of holders of the 2024 Notes in any material respect;

●	to provide for the issuance of additional 2024 Notes in accordance with the limitations set forth in the 2024 Indenture;

●
to supplement any of the provisions of the 2024 Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the 2024 Notes; provided that the action shall not adversely affect the interests of the holders of the 2024 Notes in any material respect; or

●
to conform the text of the 2024 Indenture, any guarantee or the 2024 Notes to any provision of the description thereof set forth in the offering memorandum of the Issuer and the Guarantor dated April 8, 2014 relating to the 2024 Notes.

In determining whether the holders of the requisite principal amount of outstanding 2024 Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the 2024 Notes, the 2024 Indenture provides that 2024 Notes owned by the Issuer or any other obligor upon the 2024 Notes or any of their respective affiliates or of the other obligor shall be disregarded.

The 2024 Indenture contains provisions for convening meetings of the holders of the 2024 Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Issuer, Essex or the holders of at least 10% in principal amount of the outstanding 2024 Notes, in any case upon notice given as provided in the 2024 Indenture. Except for any consent that must be given by the holder of each 2024 Note affected by certain modifications and amendments of the 2024 Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding 2024 Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding 2024 Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding 2024 Notes. Any resolution passed or decision taken at any meeting of holders of the 2024 Notes duly held in accordance with the 2024 Indenture will be binding on all holders of the 2024 Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding 2024 Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding 2024 Notes, holders holding or representing the specified percentage in principal amount of the outstanding 2024 Notes will constitute a quorum.

Reports

Whether or not subject to Section 13 or 15(d) of the Exchange Act and for so long as any 2024 Notes are outstanding, within 15 days of the date on which such filing is made with the SEC (or would have been required to have been made with the SEC), each of Essex and the Issuer will furnish to the trustee (1) all quarterly and annual reports that are or would be required to be filed with the SEC on Forms 10 Q and 10 K and (2) all current reports that are or would be required to be filed with the SEC on Form 8 K. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or Essex’s compliance with any of its covenants relating to the 2024 Notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, during any period in which the Issuer is not subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, the Issuer may satisfy its obligation to furnish the reports described above by furnishing reports for Essex.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the 2024 Notes, subject to replacement at the Issuer’s option.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the 2024 Indenture at the request of any of the holders of any 2024 Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of the Issuer’s creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Issuer. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The 2024 Notes are not convertible into or exchangeable for any capital stock of the Issuer or Essex.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or limited partner of the Issuer or Essex, as such, will have any liability for any of the Issuer’s obligations or those of Essex under the 2024 Notes, the 2024 Indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2024 Notes by accepting a 2024 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2024 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge of 2024 Indenture; Defeasance of 2024 Notes and Certain Covenants in Certain Circumstances

Satisfaction and Discharge of 2024 Indenture. Subject to applicable procedural requirements of the 2024 Indenture, the 2024 Indenture will be discharged (except for certain surviving rights including relating to transfer or exchange of 2024 Notes) when either all outstanding 2024 Notes (other than 2024 Notes lost or unaccounted for as specified in the 2024 Indenture) have been delivered to the trustee for cancellation or all such 2024 Notes that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or will be called for redemption within one year and the Issuer has made arrangements for deposit of cash in an amount sufficient to pay the entire indebtedness on such 2024 Notes that have not been delivered for cancellation.

Legal Defeasance. The Issuer may be discharged as described in this section from any and all obligations in respect of the 2024 Notes. Such discharge would exclude certain obligations as specified in the 2024 Indenture, which include obligations to register the transfer or exchange of the 2024 Notes, to replace stolen, lost or mutilated 2024 Notes and to maintain paying agencies, certain provisions relating to the treatment of funds held by paying agents and provisions relating to reporting obligations. The Issuer will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on the 2024 Notes on the stated maturity of those payments, or upon redemption of the 2024 Notes, in accordance with the terms of the 2024 Indenture.

This discharge may occur only if, among other things, the Issuer has delivered to the trustee an opinion of counsel stating that it has received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the 2024 Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the 2024 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. Upon compliance with certain conditions, the Issuer and the Guarantor will be released, as described below, from the obligation to comply with some of the covenants applicable to the 2024 Notes. In the case of such covenant defeasance:

●
the Issuer may omit to comply with the covenant relating to preservation of corporate charter and statutory rights, as well certain additional covenants as specified in 2024 Indenture, including those covenants described under “—Covenants” and “—Reports” above, and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the 2024 Notes.

The conditions include, among other things:

●
depositing with the trustee money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on the 2024 Notes on the stated maturity of those payments, or upon redemption of the 2024 Notes, in accordance with the terms of the 2024 Indenture, and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the 2024 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event the Issuer exercises its option to effect covenant defeasance with respect to the 2024 Notes and the 2024 Notes are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the 2024 Notes at the time of their stated maturity but may not be sufficient to pay amounts due on the 2024 Notes at the time of the acceleration resulting from the event of default. In such a case, the Issuer would remain liable for those payments.

Governing Law

The 2024 Indenture, the 2024 Notes, the guarantee and the 2024 Registration Rights Agreement will be governed by, and construed in accordance with, the law of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations relevant to the Exchange Offers to holders of Original Notes, but does not purport to be a complete analysis of all potential tax effects relating thereto. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax considerations that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, entities treated as partnerships for U.S. federal income tax purposes (or investors therein), U.S. persons whose functional currency is not the U.S. dollar and persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code. We have not sought any ruling from the IRS or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

We believe that an exchange of Original Notes for New Notes pursuant to the Exchange Offers will not be treated as a “significant modification” of the Original Notes for U.S. federal income tax purposes and, as a result, an exchange of the Original Notes for the New Notes will not be treated as a taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Notes for New Notes as a result of the Exchange Offer and any such holder will have the same adjusted tax basis, issue price and holding period in the New Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering the Exchange Offers should consult its own tax advisor regarding the tax consequences of the Exchange Offer to it, including those under state, foreign and other tax laws.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF EXCHANGING PRIVATE NOTES FOR EXCHANGE NOTES AND HOLDING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS, IN LIGHT OF SUCH HOLDER’S INDIVIDUAL CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of New Notes received in exchange for Original Notes where the broker-dealer acquired the Original Notes as a result of market-making activities or other trading activities. With respect to the Original 2017 Notes, Original 2021 Notes and Original 2023 Notes, we have agreed that we will cause this registration statement to remain effective until such Original Notes cease to be registrable securities within the meaning of the 2017, 2021 and 2023 Registration Rights Agreements, as applicable. With respect to the Original 2024 Notes, we have agreed that we will cause this registration statement to remain effective for one year following the consummation of the 2024 Exchange Offer. Until all of the Original 2017, 2021 and 2023 Notes cease being registrable securities or 90 days after the date of delivery of this prospectus, as applicable, all broker-dealers effecting transactions in the Original and New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. Broker-dealers may sell New Notes received by broker-dealers for their own account pursuant to the Exchange Offers from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell New Notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of the New Notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, each of the 2017, 2021 and 2023 Registration Rights Agreements and the 2024 Registration Rights Agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

By its acceptance of the Exchange Offers, any broker-dealer that receives New Notes pursuant to the Exchange Offers agrees to notify us before using the prospectus in connection with the sale or transfer of New Notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and have furnished (or made available) copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and financial statement schedule III of Essex Property Trust, Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports are incorporated by reference herein.

The consolidated financial statements and financial statement schedule III of Essex Portfolio, L.P. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, whose reports are incorporated by reference herein.

The consolidated financial statements of BRE Properties, Inc. appearing in BRE Properties, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For further information about us and the New Notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our Registration Statement.

Essex and EPLP file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Essex or EPLP files with the SEC at the SEC’s Public Reference Room at Room 1580 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, Essex maintains a website that contains information about it at www.essexpropertytrust.com. The information found on, or otherwise accessible through, Essex’s website is not part of this prospectus.

If you request, either orally or in writing, we will provide you a copy of any or all of the documents referenced above. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. A written request should be addressed to Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303, Attention: Investor Relations.

You should rely only upon the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain information we file and BRE filed with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by EPLP and/or Essex with the SEC:

●	Essex’s and EPLP’s combined Annual Report on Form 10-K for the year ended December 31, 2013;

●	Essex's and EPLP's combined Quarterly Report on Form 10-Q for the three months ended March 31, 2014;

●
Current Reports on Form 8-K and 8-K/A jointly filed by Essex and EPLP on January 31, 2014 (two filings but not the Current Report on Form 8-K on that date for Item 2.02), March 4, 2014, March 6, 2014, March 13, 2014, March 18, 2014, March 19, 2014 (two filings), March 28, 2014, March 31, 2014, April 1, 2014 (excluding information furnished under Item 7.01), April 3, 2014, April 10, 2014 (two filings), April 16, 2014, May 6, 2014, May 9, 2014, May 19, 2014, June 11, 2014 and June 30, 2014; and

●
Proxy Statement for Essex’s 2014 Annual Meeting of Stockholders, on Schedule 14A, filed on April 23, 2014 (with respect to those portions incorporated by reference into Essex’s and EPLP’s combined Annual Report on Form 10-K for the year ended December 31, 2013).

In addition, each of Essex and EPLP incorporate by reference herein any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the earlier of the termination or expiration of the Exchange Offers. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Notwithstanding any statement contained elsewhere in this prospectus to the contrary, any document, portion of or exhibit to a document or other information that is deemed to have been “furnished” to (rather than “filed” with) he SEC (including, without limitation, information furnished pursuant to Item 2.02 of 7.01 of Form 8-K and any information of the nature referred to in Rule 402 of SEC Regulation S-T) shall not be incorporated or deemed to be incorporated by reference in this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. A written request should be addressed Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303, Attention: Secretary.

ESSEX PORTFOLIO, L.P.

OFFER TO EXCHANGE

Up to $274,188,000 Principal Amount Outstanding
of 5.500% Senior Notes due 2017,
Up to $282,577,000 Principal Amount Outstanding
of 5.200% Senior Notes due 2021,
Up to $290,962,000 Principal Amount Outstanding
of 3.375% Senior Notes due 2023 and
Up to $400,000,000 Principal Amount Outstanding
of 3.875% Senior Notes due 2024
That Have Not Been Registered Under
The Securities Act of 1933
For
Up to $274,188,000 Principal Amount Outstanding
of 5.500% Senior Notes due 2017,
Up to $282,577,000 Principal Amount Outstanding
of 5.200% Senior Notes due 2021,
Up to $290,962,000 Principal Amount Outstanding
of 3.375% Senior Notes due 2023 and
Up to $400,000,000 Principal Amount Outstanding
of 3.875% Senior Notes due 2024
That Have Been Registered Under
The Securities Act of 1933

PROSPECTUS

 , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                 Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its Charter, a corporation shall indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

Essex Property Trust, Inc.’s Charter and bylaws provide in effect for the indemnification by the company of the directors and officers to the fullest extent permitted by applicable law. Essex Property Trust, Inc. has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.

Essex Property Trust, Inc. has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide, among other provisions, and subject to the definitions, procedures and applicable terms of the agreements, that (i) Essex Property Trust, Inc. will indemnify the indemnitee to the fullest extent permitted by applicable law in the event indemnitee is or is threatened to be made a party to any Proceeding (as defined in the indemnification agreements); (ii) Essex Property Trust, Inc. will advance Expenses (as defined in the indemnification agreements) incurred in connection with any Proceeding by the indemnitee; and (iii) the rights of the indemnitee under the indemnification agreements are in addition to any other rights the indemnitee may have under applicable law, our charter documents or bylaws, or otherwise. The indemnification agreements also set forth the procedures for determining entitlement to indemnification, the requirements relating to notice and defense of claims for which indemnification is sought, the procedures for enforcement of indemnification rights, and the limitations on and exclusions from indemnification.

The amended and restated partnership agreement of the Essex Portfolio, L.P. requires Essex Portfolio, L.P. to indemnify Essex Property Trust, Inc., its affiliates and any individual or entity acting on Essex Property Trust, Inc.’s behalf against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of Essex Portfolio, L.P. or in connection with its business or affairs unless it is determined that indemnification is not permitted.

Item 21.                 Exhibits and Financial Statement Schedules.

(a)	Exhibits

	Exhibit Number	Description of Documents

2.1
Agreement and Plan of Merger, dated as of December 19, 2013, by and among Essex Property Trust, Inc., BRE Properties, Inc. and Bronco Acquisition Sub, Inc., a Delaware corporation, attached as Exhibit 2.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on December 20, 2013, and incorporated herein by reference.

3.1
Articles of Amendment and Restatement of Essex Property Trust, Inc., attached as Exhibit 3.1 to the Essex Property Trust, Inc.’s Current Report on Form 8-K, filed May 17, 2013, and incorporated herein by reference.

3.2
Third Amended and Restated Bylaws of Essex Property Trust, Inc., dated as of May 14, 2013, attached as Exhibit 3.2 to the Essex Property Trust, Inc.’s Current Report on Form 8-K, filed May 17, 2013, and incorporated herein by reference.

3.3
Certificate of Limited Partnership of Essex Portfolio, L.P. and amendments thereto, attached as Exhibit 3.3 to Essex Property Trust, Inc.’s and Essex Portfolio, L.P.’s combined Annual Report on Form 10-K, filed on February 26, 2014, and incorporated herein by reference.

4.1
Indenture, dated August 15, 2012, among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank National Association, as trustee, including the form of 3.625% Senior Notes due 2022 and the guarantee thereof, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed August 15, 2012, and incorporated herein by reference.

4.2
Indenture, dated April 15, 2013, among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank National Association, as trustee, including the form of 3.25% Senior Notes due 2023 and the guarantee thereof, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed April 15, 2013, and incorporated herein by reference.

4.3
Indenture governing 5.500% Senior Notes due 2017, dated April 4, 2014, by and among Essex Portfolio, L.P., Essex Property Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 5.500% Senior Notes due 2017 and the guarantee thereof, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 10, 2014, and incorporated herein by reference.

4.4
Indenture governing 5.200% Senior Notes due 2021, dated April 4, 2014, by and among Essex Portfolio, L.P., Essex Property Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 5.200% Senior Notes due 2021 and the guarantee thereof, attached as Exhibit 4.2 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 10, 2014, and incorporated herein by reference.

4.5
Indenture governing 3.375% Senior Notes due 2023, dated April 4, 2014, by and among Essex Portfolio, L.P., Essex Property Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 3.375% Senior Notes due 2023 and the guarantee thereof, attached as Exhibit 4.3 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 10, 2014, and incorporated herein by reference.

4.6
Registration Rights Agreement related to the 5.500% Senior Notes due 2017, dated April 4, 2014, between Essex Portfolio, L.P. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, attached as Exhibit 4.7 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 10, 2014, and incorporated herein by reference.

Exhibit Number	Description of Documents

4.7
Registration Rights Agreement related to the 5.200% Senior Notes due 2021, dated April 4, 2014, between Essex Portfolio, L.P. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, attached as Exhibit 4.8 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 10, 2014, and incorporated herein by reference.

4.8
Registration Rights Agreement related to the 3.375% Senior Notes due 2023, dated April 4, 2014, between Essex Portfolio, L.P. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, attached as Exhibit 4.9 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 10, 2014, and incorporated herein by reference.

4.9
Indenture, dated April 15, 2014, among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank National Association, as trustee, including the form of 3.875% Senior Notes due 2024 and the guarantee thereof, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 16, 2014, and incorporated herein by reference.

4.10
Registration Rights Agreement, dated April 15, 2014, among Essex Portfolio, L.P., Essex Property Trust, Inc., and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives of the several initial purchasers, attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on April 16, 2014, and incorporated herein by reference.

5.1**	Opinion of Goodwin Procter LLP.
10.1
Essex Property Trust, Inc. 1994 Stock Incentive Plan, (amended and restated), attached as Exhibit 10.1 to the Essex Property Trust, Inc.’s Form 10-Q for the quarter ended June 30, 2000 and incorporated herein by reference.*

10.2
Form of Essex Property Trust, Inc. 1994 Non-Employee and Director Stock Incentive Plan, attached as Exhibit 10.3 to the Essex Property Trust, Inc.’s Registration Statement on Form S-11 (Registration No. 33-76578), which became effective on June 6, 1994, and incorporated herein by reference.*

10.3
Agreement between Essex Property Trust, Inc. and George M. Marcus, dated March 27, 2003, attached as Exhibit 10.32 to the Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

10.4
Essex Property Trust, Inc. 2004 Stock Incentive Plan, attached as Exhibit 10.1 to the Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.*

10.5
2005 Deferred Compensation Plan (as amended and restated) of Essex Portfolio, L.P., dated as of December 2, 2008, attached as Exhibit 10.1 to the Essex Property Trust, Inc.’s Current Report on Form 8-K, filed December 8, 2008, and incorporated herein by reference.*

10.6
Form of Indemnification Agreement between Essex Property Trust, Inc. and its directors and officers, attached as Exhibit 99.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed February 25, 2011, and incorporated herein by reference.*

10.7
Note Purchase Agreement, dated as of March 31, 2011, among Essex Portfolio, L.P., Essex Property Trust, Inc. and the purchasers of the notes party thereto (including the form of the 4.36% Senior Guaranteed Notes, due March 31, 2016), attached as Exhibit 10.1 to the Essex Property Trust, Inc.’s Current Report on Form 8-K, filed April 1, 2011, and incorporated herein by reference.†

Exhibit Number	Description of Documents

10.8
Note Purchase Agreement, dated as of June 30, 2011, among Essex Portfolio, L.P., Essex Property Trust, Inc. and the purchasers of the notes party thereto (including the forms of the 4.50% Senior Guaranteed Notes, Series A, due September 30, 2017, and the 4.92% Senior Guaranteed Notes, Series B, due December 30, 2019), attached as Exhibit 10.1 to the Essex Property Trust, Inc.’s Current Report on Form 8-K, filed July 5, 2011, and incorporated herein by reference.†

10.9
Amended and Restated 2004 Non-Employee Director Equity Award Program, dated May 1, 2011, attached as Exhibit 10.1 to the Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and incorporated herein by reference.*

10.10
Amended and Restated Revolving Credit Agreement, dated as of September 16, 2011, by and among Essex Portfolio, L.P., PNC Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer, and other lenders as specified therein, attached as Exhibit 10.1 to the Essex Property Trust, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and incorporated herein by reference.

10.11
Note Purchase Agreement, dated as of March 14, 2012, among Essex Portfolio, L.P., Essex Property Trust, Inc. and the purchasers of the notes party thereto (including the forms of the 4.27% Senior Guaranteed Notes, Series C, due April 30, 2021, the 4.30% Senior Guaranteed Notes, Series D, due June 29, 2021, and the 4.37% Senior Guaranteed Notes, Series E, due August 30, 2021), attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on March 20, 2012, and incorporated herein by reference. †

10.12
First Amendment to Amended and Restated Revolving Credit Agreement, dated May 31, 2012, filed as Exhibit 10.1 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and incorporated herein by reference.

10.13
Modification Agreement, dated July 30, 2012, filed as Exhibit 10.2 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and incorporated herein by reference.

10.14
Registration Rights Agreement, dated August 15, 2012, among Essex Portfolio, L.P., Essex Property Trust, Inc., and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives of the several initial purchasers, attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on August 15, 2012, and incorporated herein by reference.

10.15
Amendment to Agreement, dated as of September 11, 2012, between the Company and George Marcus, attached as Exhibit 10.2 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and incorporated herein by reference.

10.16
Essex Property Trust, Inc. Executive Severance Plan (as Amended and Restated effective March 12, 2013), attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed March 18, 2013, and incorporated herein by reference.*

10.17
Form of Equity Distribution Agreement, dated May 15, 2014, between Essex Property Trust, Inc. and various entities, attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed May 19, 2014, and incorporated herein by reference.

10.18
Second Amendment to Amended and Restated Revolving Credit Agreement, dated August 30, 2012, by and among Essex Portfolio, L.P., PNC Bank, National Association, as Administrative Agent and L/C Issuer and the other lenders party thereto, attached as Exhibit 10.3 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and incorporated herein by reference.

Exhibit Number	Description of Documents

10.19
Third Amendment to Amended and Restated Revolving Credit Agreement, dated January 22, 2013, by and among Essex Portfolio, L.P., PNC Bank, National Association, as Administrative Agent and L/C Issuer and the other lenders party thereto, attached as Exhibit 10.4 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and incorporated herein by reference.

10.20
Essex Property Trust, Inc. 2013 Stock Award and Incentive Compensation Plan, attached as Appendix B to Essex Property Trust, Inc.’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held May 14, 2013, filed April 1, 2013, and incorporated herein by reference.*

10.21
Essex Property Trust, Inc. 2013 Employee Stock Purchase Plan, attached as Appendix C to Essex Property Trust, Inc.’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held May 14, 2013, filed April 1, 2013, and incorporated herein by reference.*

10.22
Forms of equity award agreements for officers under the 2013 Stock Award and Incentive Compensation Plan, attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and incorporated herein by reference.*

10.23
Company’s Non-Employee Director Equity Award Program and forms of equity award agreements thereunder, attached as Exhibit 10.2 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and incorporated herein by reference.*

10.24
Third Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated as of December 10, 2013, attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed December 12, 2013, and incorporated herein by reference.*

10.25
Fourth Amendment to Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014, by and among Essex Portfolio, L.P., PNC Bank, National Association, as Administrative Agent and L/C Issuer and the other lenders party thereto, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed January 31, 2014, and incorporated herein by reference.

10.26
Third Modification Agreement, dated as of January 29, 2014 by and among Essex Portfolio, L.P., U.S. Bank National Association, as Administrative Agent and Lender and the other lenders party thereto, attached as Exhibit 10.2 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed January 31, 2014, and incorporated herein by reference.

10.27
Terms Agreement dated as of March 25, 2014, among Essex Property Trust, Inc. and Citigroup Global Markets Inc., attached as Exhibit 1.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed on March 31, 2014, and incorporated herein by reference.

12.1
Schedule of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends, attached as Exhibit 12.1 to Essex Property Trust, Inc.’s and Essex Portfolio, L.P.’s combined Annual Report on Form 10-K, filed on February 26, 2014, and incorporated herein by reference.

12.2
Schedule of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends, attached as Exhibit 12.1 to Essex Property Trust, Inc.’s and Essex Portfolio, L.P.’s combined Quarterly Report on Form 10-Q, filed on May 12, 2014, and incorporated herein by reference.

21.1
List of Subsidiaries of Essex Property Trust, Inc. and Essex Portfolio, L.P., filed as Exhibit 21.1 to Essex Property Trust, Inc.’s and Essex Portfolio, L.P.’s combined Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014, and incorporated herein by reference.

Exhibit Number	Description of Documents

23.1**	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2**	Consent of KMPG LLP, independent registered public accounting firm
23.3**	Consent of KPMG LLP, independent registered public accounting firm
23.4**	Consent of Ernst & Young LLP, independent auditors
24.1**	Power of Attorney (included on signature pages hereto).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.
25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.
25.3**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.
25.4**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery
99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4**	Form of Instructions from Beneficial Owners to Registered Holders and DTC Participants
99.5**	Form of Letter to Clients
99.6**	Form of Exchange Agent Agreement

*	Management contract or compensatory plan or arrangement.
†
The schedules and certain exhibits to this agreement, as set forth in the agreement, have not been filed herewith. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

**           Filed herewith

Item 22.                Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 30, 2014.

ESSEX PROPERTY TRUST, INC.

By:	/s/ Michael T. Dance
Michael T. Dance Executive Vice President, Chief Financial Officer

ESSEX PORTFOLIO, L.P.

By:	Essex Property Trust, Inc., its general partner

By:	/s/ Michael T. Dance
Michael T. Dance Executive Vice President, Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Michael J. Schall and Michael T. Dance, each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and for his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Schall	President and Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2014
Michael J. Schall
/s/ Michael T. Dance	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2014
Michael T. Dance
/s/ George M. Marcus	Chairman of the Board	June 30, 2014
George M. Marcus
/s/ Keith R. Guericke	Vice Chairman of the Board	June 30, 2014
Keith R. Guericke
/s/ David W. Brady	Director	June 30, 2014
David W. Brady

Signature	Title	Date

/s/ Gary P. Martin	Director	June 30, 2014
Gary P. Martin
/s/ Issie N. Rabinovitch	Director	June 30, 2014
Issie N. Rabinovitch
/s/ Thomas E. Randlett	Director	June 30, 2014
Thomas E. Randlett
/s/ Byron A. Scordelis	Director	June 30, 2014
Byron A. Scordelis
/s/ Janice L. Sears	Director	June 30, 2014
Janice L. Sears
/s/ Claude J. Zinngrabe, Jr.	Director	June 30, 2014
Claude J. Zinngrabe, Jr.
/s/ Irving F. Lyons III	Director	June 30, 2014
Irving F. Lyons III
/s/ Thomas E. Robinson	Director	June 30, 2014
Thomas E. Robinson
/s/Thomas P. Sullivan	Director	June 30, 2014
Thomas P. Sullivan